Execution copy

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                                  $100,000,000

                         PURCHASE MONEY CREDIT AGREEMENT

                          Dated as of February 5, 2008,

                                      among

                            TERRESTAR NETWORKS INC.,
                                  as Borrower,

                          THE GUARANTORS PARTY HERETO,

              U.S. BANK NATIONAL ASSOCIATION, as Collateral Agent,

          HARBINGER CAPITAL PARTNERS MASTER FUND I, LTD., as a Lender, HARBINGER CAPITAL PARTNERS SPECIAL SITUATIONS FUND, L.P., as a Lender,
                       ECHOSTAR CORPORATION, as a Lender,

                                       and

                         THE OTHER LENDERS PARTY HERETO,

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

                                TABLE OF CONTENTS
                                -----------------

                                                                            Page
                                                                            ----

ARTICLE I    DEFINITIONS.......................................................1

     SECTION 1.01.   DEFINED TERMS.............................................1

     SECTION 1.02.   TERMS GENERALLY..........................................25

     SECTION 1.03.   ACCOUNTING TERMS; GAAP...................................25

ARTICLE II   LOAN PROVISIONS..................................................26

     SECTION 2.01.   THE COMMITMENT...........................................26

     SECTION 2.02.   SECURITY.................................................26

     SECTION 2.03.   REQUEST FOR A LOAN.......................................27

     SECTION 2.04.   RECORDS; PROMISSORY NOTES................................27

     SECTION 2.05.   REPAYMENT OF THE LOANS...................................27

     SECTION 2.06.   PREPAYMENT OF THE LOANS AND COMMITMENT REDUCTIONS........27

     SECTION 2.07.   INTEREST.................................................29

     SECTION 2.08.   TAXES....................................................30

     SECTION 2.09.   PAYMENTS GENERALLY.......................................32

ARTICLE III  REPRESENTATIONS AND WARRANTIES...................................33

     SECTION 3.01.   ORGANIZATION; POWERS.....................................33

     SECTION 3.02.   AUTHORIZATION; ENFORCEABILITY............................33

     SECTION 3.03.   COMPLIANCE WITH LAWS AND AGREEMENTS......................34

     SECTION 3.04.   ERISA....................................................34

     SECTION 3.05.   LITIGATION, ENVIRONMENTAL AND OTHER MATTERS..............34

     SECTION 3.06.   COLLATERAL...............................................35

     SECTION 3.07.   SECURITY DOCUMENTS.......................................35

     SECTION 3.08.   TAXES....................................................35

     SECTION 3.09.   USE OF PROCEEDS..........................................35

     SECTION 3.10.   MATERIAL CONTRACTS.......................................35

     SECTION 3.11.   GOVERNMENTAL APPROVALS; NO CONFLICTS.....................36

     SECTION 3.12.   NO DEFAULT...............................................36

     SECTION 3.13.   LICENSES.................................................36

ARTICLE IV   CONDITIONS.......................................................36

     SECTION 4.01.   EFFECTIVE DATE...........................................36

     SECTION 4.02.   ADDITIONAL CONDITIONS TO EFFECTIVE DATE AND EACH LOAN....39

     SECTION 4.03.   ADDITIONAL CONDITION TO INITIAL LOAN.....................40

ARTICLE V    AFFIRMATIVE COVENANTS............................................40

     SECTION 5.01.   FINANCIAL STATEMENTS AND OTHER INFORMATION...............40

     SECTION 5.02.   NOTICES OF MATERIAL EVENTS...............................41

     SECTION 5.03.   EXISTENCE; CONDUCT OF BUSINESS...........................42

     SECTION 5.04.   BOOKS AND RECORDS; INSPECTION RIGHTS.....................42

     SECTION 5.05.   MAINTENANCE OF PROPERTIES................................42

     SECTION 5.06.   COMPLIANCE WITH LAWS.....................................42

     SECTION 5.07.   PAYMENT OF OBLIGATIONS...................................42

     SECTION 5.08.   RECOVERY EVENTS..........................................43

     SECTION 5.09.   FURTHER ASSURANCES.......................................43

     SECTION 5.10.   USE OF PROCEEDS..........................................43

     SECTION 5.11.   MAINTENANCE OF APPROVALS.................................43

     SECTION 5.12.   LICENSES.................................................44

     SECTION 5.13.   DESIGNATION OF UNRESTRICTED SUBSIDIARIES.................44

     SECTION 5.14.   MAINTENANCE OF INSURANCE.................................45

     SECTION 5.15.   COMPLIANCE CERTIFICATES..................................45

     SECTION 5.16.   ADDITIONAL GUARANTEES....................................46

ARTICLE VI   NEGATIVE COVENANTS...............................................47

     SECTION 6.01.   INDEBTEDNESS.............................................47

     SECTION 6.02.   LIMITATION ON LIENS......................................50

     SECTION 6.03.   MERGER, CONSOLIDATION AND SALE OF ALL OR SUBSTANTIALLY
                     ALL ASSETS...............................................50

     SECTION 6.04.   RESTRICTED PAYMENTS......................................50

     SECTION 6.05.   TRANSACTIONS WITH AFFILIATES.............................53

     SECTION 6.06.   LIMITATION ON LINES OF BUSINESS..........................55

     SECTION 6.07.   DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING
                     RESTRICTED SUBSIDIARIES..................................55

     SECTION 6.08.   LIMITATION ON ASSET SALES OF THE COLLATERAL..............57

     SECTION 6.09.   LIMITATION ON TRANSFER OF THE COLLATERAL.................57

     SECTION 6.10.   LIMITATION ON AMENDMENTS TO PAYMENTS UNDER THE
                     TERRESTAR-2 CONSTRUCTION AGREEMENT.......................57

ARTICLE VII  EVENTS OF DEFAULT................................................57

     SECTION 7.01.   EVENTS OF DEFAULT........................................57

     SECTION 7.02.   ACCELERATION.............................................60

     SECTION 7.03.   WAIVER OF DEFAULTS.......................................61

     SECTION 7.04.   RIGHTS AND REMEDIES CUMULATIVE...........................61

     SECTION 7.05.   DELAY OR OMISSION NOT WAIVER.............................61

ARTICLE VIII GUARANTEES.......................................................61

     SECTION 8.01.   GUARANTEES...............................................61

     SECTION 8.02.   LIMITATION ON LIABILITY..................................63

     SECTION 8.03.   SUCCESSORS AND ASSIGNS...................................63

     SECTION 8.04.   EXECUTION AND DELIVERY OF THE GUARANTEE..................63

ARTICLE IX   THE COLLATERAL AGENT.............................................64

     SECTION 9.01.   APPOINTMENT..............................................64

     SECTION 9.02.   DELEGATION OF DUTIES.....................................64

     SECTION 9.03.   EXCULPATORY PROVISIONS...................................64

     SECTION 9.04.   RELIANCE BY THE COLLATERAL AGENT.........................64

     SECTION 9.05.   NOTICE OF DEFAULT........................................65

     SECTION 9.06.   NON-RELIANCE ON THE COLLATERAL AGENTS AND OTHER LENDERS..65

     SECTION 9.07.   INDEMNIFICATION..........................................66

     SECTION 9.08.   SUCCESSOR COLLATERAL AGENTS..............................66

     SECTION 9.09.   THE COLLATERAL AGENT GENERALLY...........................67

     SECTION 9.10.   AGENCY FOR PERFECTION....................................67

ARTICLE X    MISCELLANEOUS....................................................67

     SECTION 10.01.  NOTICES..................................................67

     SECTION 10.02.  WAIVERS; AMENDMENTS......................................69

     SECTION 10.03.  EXPENSES; INDEMNITY; DAMAGE WAIVER; COMMITMENT FEE.......70

     SECTION 10.04.  SUCCESSORS AND ASSIGNS...................................71

     SECTION 10.05.  THE BUY OUT..............................................73

     SECTION 10.06.  SURVIVAL.................................................73

     SECTION 10.07.  COUNTERPARTS; INTEGRATION; EFFECTIVENESS.................73

     SECTION 10.08.  SEVERABILITY.............................................74

     SECTION 10.09.  GOVERNING LAW; JURISDICTION; ETC.........................74

     SECTION 10.10.  WAIVER OF JURY TRIAL.....................................75

     SECTION 10.11.  HEADINGS.................................................75

     SECTION 10.12.  CONFIDENTIALITY..........................................75

     SECTION 10.13.  USA PATRIOT ACT..........................................76

APPENDIX A-1       Commitments
SCHEDULE I         Material Contracts
SCHEDULE II        Milestone Payments and Payment Dates
SCHEDULE 2.09(a)   Lender Payment Accounts
SCHEDULE 3.05(c)   Material Adverse Effect Exceptions
EXHIBIT A          Form of Notice of Borrowing
EXHIBIT B          Opinions of New York, Delaware and FCC regulatory counsel to the Borrower
EXHIBIT C          Form of Security Agreement
EXHIBIT D          Form of Note
EXHIBIT E          Form of Joinder to Guarantee

     This PURCHASE MONEY CREDIT AGREEMENT dated as of February 5, 2008 (this "AGREEMENT") is entered into among TERRESTAR NETWORKS INC., a Delaware corporation (the "BORROWER"), the guarantors party hereto from time to time, U.S. BANK NATIONAL ASSOCIATION, as collateral agent for the lenders referred to below (in such capacity, the "COLLATERAL AGENT"), HARBINGER CAPITAL PARTNERS MASTER FUND I, LTD. ("HARBINGER"), HARBINGER CAPITAL PARTNERS SPECIAL SITUATIONS FUND, L.P. ("HARBINGER SITUATIONS"), ECHOSTAR CORPORATION, ("ECHOSTAR"), and the other lenders party hereto from time to time (together with Harbinger, Harbinger Situations, EchoStar and their respective successors and assigns, collectively, the "LENDERS").

     WHEREAS, the Borrower is party to the satellite construction contract, dated as of December 12, 2007 ("TERRESTAR-2 CONSTRUCTION AGREEMENT") with Space Systems/Loral, Inc., a Delaware corporation (the "SATELLITE MANUFACTURER") which provides for the construction and delivery of the TerreStar-2 Satellite;

     WHEREAS, under the terms of the TerreStar-2 Construction Agreement, the Borrower is obligated to make at least $100,000,000 in remaining purchase price payments to the Satellite Manufacturer;

     WHEREAS, the Borrower has requested that the Lenders make credit extensions to it in order to enable the Borrower to make the remaining purchase price payments to the Satellite Manufacturer pursuant to the TerreStar-2 Construction Agreement to enable the Borrower to complete the acquisition of, and rights to use, the TerreStar-2 Satellite and the other Collateral; and

     WHEREAS, the Lenders are prepared to make loans to the Borrower for the purposes described herein and upon the terms and conditions hereof;

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, the parties hereto hereby agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

     SECTION 1.01. DEFINED TERMS. As used in this Agreement, the following terms have the meanings specified below:

     "1.4 GHZ SPECTRUM" means any spectrum between 1390 to 1395 MHz and 1432 to 1435 MHz bands.

     "15% NOTES" means the Borrower's outstanding 15% Senior Secured PIK Notes due 2014.

     "15% NOTES INDENTURE" means the Indenture for the 15% Notes, dated as of the 15% Notes Issue Date, between the Borrower and U.S. Bank National Association, as trustee, as supplemented on or before the Effective Date (including, as applicable, the supplemental indenture relating to the issuance of an additional $50,000,000 principal amount of 15% Notes on or about the Effective Date).

     "15% NOTES ISSUE DATE" means February 14, 2007.

     "ACQUIRED DEBT" means, with respect to any specified Person, (a) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; and (b) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

     "AFFILIATE" means with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided, that beneficial ownership of 10% or more of the Voting Stock of a Person will be deemed to be control. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" have correlative meanings.

     "AGREEMENT" has the meaning assigned to such term in the Preamble.

     "ASSET SALE" means:

         (i) the sale, lease, conveyance or other disposition of any assets or rights; provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Borrower and its Restricted Subsidiaries taken as a whole will be governed by Sections 6.03 and not by
Section 6.08; and

          (ii) the issuance of Equity Interests in any of the Borrower's Restricted Subsidiaries or the sale of Equity Interests in any of its Restricted Subsidiaries.

     Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

          (a) except in the case of the Collateral, any single transaction or series of related transactions that involves assets having a fair market value of less than $10,000,000;

          (b) a disposition of assets between or among the Borrower and any Guarantors; provided, that in the case of a sale of Collateral, the transferee will cause such amendments, supplements or other instruments to be executed, filed, and recorded in such jurisdictions as may be required by applicable law to preserve and protect the Lien on the Collateral owned by or transferred to the transferee, together with such financing statements or comparable documents as may be required to perfect any security interests in such Collateral which may be perfected by the filing of a financing statement or a similar document under the Uniform Commercial Code or other similar statute or regulation of the relevant states or jurisdictions;

          (c) a transfer of assets between or among Restricted Subsidiaries that are not Guarantors or from a Restricted Subsidiary that is not a Guarantor to the Borrower or a Guarantor;

          (d) an issuance of Equity Interests by a Restricted Subsidiary of the Borrower to the Borrower or to another Restricted Subsidiary of the Borrower;

          (e) the sale, lease or other disposition of equipment, inventory or products in the ordinary course of business and any sale or other disposition of damaged, worn-out, uneconomic or obsolete assets in the ordinary course of business;

          (f) with respect to assets that are Collateral, the creation of a Collateral Permitted Lien and dispositions in connection with Collateral Permitted Liens, and with respect to assets that are not Collateral, the creation of any "Permitted Lien" as such term is defined in the 15% Notes and dispositions in connection with such Permitted Liens;

          (g) the licensing or sublicensing of intellectual property or other general intangibles and licenses, leases or subleases of other property;

          (h) except in the case of Collateral, foreclosure on assets, except to the extent that the value of the assets exceeds the amount of the obligation secured;

          (i) the sale or other disposition of cash or Cash Equivalents; provided that, if such cash or Cash Equivalents arise as the result of an Asset Sale or Recovery Event, such sale or disposition is in accordance with the provisions of this Agreement;

          (j) the sale or other disposition of Equity Interests in Unrestricted Subsidiaries; and

          (k) a Restricted Payment that is permitted by Section 6.04 or a Permitted Investment.

     "ATC" means Ancillary Terrestrial Component as defined by the FCC.

     "ATC OPERATIONAL DATE" means the date that is three months after Borrower's certification to the FCC that the TerreStar-1 Satellite system is operational and that Borrower has satisfied the final FCC milestone conditioning the FCC MSS S-Band Spectrum reservation held by Borrower.

     "ATTRIBUTABLE DEBT" means in respect of a Sale/Leaseback Transaction, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value will be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP; provided that if such Sale/Leaseback Transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of "CAPITAL LEASE OBLIGATION."

     "BANKRUPTCY CODE" means Title 11 of the United States Code entitled "Bankruptcy," as now and hereafter in effect, or any successor statute.

     "BENEFICIAL OWNER" has the meaning in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Exchange
Act), such "person" will be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable, or is exercisable only upon the occurrence of a subsequent condition. The term "Beneficially Own" has a corresponding meaning.

     "BOARD OF GOVERNORS" means the Board of Governors of the Federal Reserve System of the United States of America.

     "BOARD OF DIRECTORS" means:

          (a) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such Person;

          (b) with respect to a partnership, the board of directors of the general partner of the partnership;

          (c) with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and

          (d) with respect to any other Person, the board of directors or committee of such Person serving a similar function.

     "BORROWER" has the meaning assigned to such term in the Preamble.

     "BUSINESS DAY" means each day that is not a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

     "BUYING LENDERS" has the meaning assigned to such term in Section 10.05(a).

     "CANADIAN ENTITIES" means TerreStar Canada Holdings and TerreStar Canada.

     "CAPITAL LEASE OBLIGATION" means at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP, and the Stated Maturity thereof will be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

     "CAPITAL STOCK" means:

          (a) in the case of a corporation, corporate stock;

          (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

          (c) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

          (d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

     "CASH EQUIVALENTS" means any of the following:

          (a) United States dollars and in the case of any Foreign Subsidiary that is a Restricted Subsidiary, such local currencies held by them from time to time in the ordinary course of business;

          (b) securities issued or directly and fully guaranteed or insured by the United States or the Canadian government or any agency or instrumentality of the United States or the Canadian government (provided that the full faith and credit of the United States or Canada, as applicable, is pledged in support of those securities) having maturities of not more than twelve months from the date of acquisition;

          (c) marketable general obligations issued by any state of the United States or province of Canada, or any political subdivision of any such state or province or any public instrumentality thereof maturing within one year from the date of acquisition (provided that the full faith and credit of the United States or Canada, as applicable, is pledged in support thereof) and, at the time of acquisition, having a credit rating of "A" or better from either S&P or Moody's;

          (d) certificates of deposit and eurodollar time deposits with maturities of twelve months or less from the date of acquisition, bankers' acceptances with maturities not exceeding twelve months and overnight bank deposits with any U.S. domestic or Canadian commercial bank having capital and surplus in excess of $500,000,000 and a Thomson Bank Watch Rating of "B" or better;

          (e) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (b), (c) and (d) above entered into with any financial institution meeting the qualifications specified in clause (d) above;

          (f) commercial paper having a rating of at least A-3 from Moody's or P-3 from S&P and in each case maturing within nine months after the date of acquisition; and

          (g) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (a) through (f) of this definition.

     "CCTV" means CCTV Wireless, Inc., a Delaware corporation.

     "CHANGE OF CONTROL" means the occurrence of any of the following:

          (a) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of TerreStar Parent, Borrower or any of its Restricted Subsidiaries taken as a whole to any "person" (as that term is used in Section 13(d)(3) of the Exchange
Act) other than a Permitted Holder;

          (b) the adoption of a plan relating to the liquidation or dissolution of the TerreStar Parent or Borrower;

          (c) any "person" (as that term is used in Section 13(d)(3) of the Exchange Act) becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of TerreStar Parent or Borrower, other than a Permitted Holder, measured by voting power rather than number of shares; or

          (d) the first day on which a majority of the members of the Board of Directors of TerreStar Parent or Borrower are not Continuing Directors.

     "CODE" means the Internal Revenue Code of 1986.

     "COLLATERAL" has the meaning in the U.S. Security Agreement.

     "COLLATERAL AGENT" has the meaning assigned to such term in the Preamble.

     "COLLATERAL PERMITTED LIENS" means all of the following:

          (a) Liens to secure the performance of statutory obligations or other obligations of a like nature incurred in the ordinary course of business;

          (b) Statutory Liens or mechanics', suppliers', materialmen's, repairmen's or other like Liens arising in the ordinary course of business;

          (c) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and if a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor;

          (d) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, in connection with the TerreStar-2 Construction Agreement and the related escrow agreements;

          (e) Liens created for the benefit of Collateral Agent or the Lenders to secure the Obligations under this Agreement or the other Loan Documents;

          (f) rights of banks to set off deposits against debts owed to said bank;

          (g) all right, title and interest of the Satellite Manufacturer in the Collateral pursuant to the TerreStar-2 Construction Agreement; and

          (h) the Lien evidenced by the Uniform Commercial Code financing statement filed in connection with the 15% Notes Indenture naming the Borrower, as debtor, and U.S. Bank National Association, as secured party, on the Collateral, until such Lien is terminated on or prior to the borrowing date of the initial Loan hereunder in accordance with Section 4.03.

     "COMMISSION" means the Securities and Exchange Commission or any successor agency.

     "COMMITMENT" means the commitment of a Lender to make or otherwise fund a Loan hereunder, expressed as an amount representing the maximum aggregate amount of the Loans to be made by the Lenders hereunder, and "COMMITMENTS" means such commitments of all Lenders in the aggregate to make or otherwise fund a Loan hereunder. The amount of each Lender's Commitment, if any, is set forth on Appendix A-1, subject to any adjustment or reduction pursuant to the terms and conditions hereof. The total amount of the Commitment is $100,000,000, as such amount may be reduced as provided in the definition of the term "UNUSED COMMITMENT".

     "CONTINUING DIRECTORS" means, as of any date of determination, any member of the Board of Directors of TerreStar Parent or the Borrower who:

          (a) was a member of such Board of Directors on the Effective Date; or

          (b) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election or by the Permitted Holders.

     "DEFAULT" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

     "DEPOSIT ACCOUNT" means the account of the Borrower or the Satellite Manufacturer (as the case may be) designated by the Borrower to the Lenders in the most recent Notice of Borrowing delivered by the Borrower to each of the Lenders pursuant to Section 4.02(e), subject to approval by the Required Lenders (which approval shall not be unreasonably withheld or delayed).

     "DISQUALIFIED STOCK" means, any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, prior to the date that is 91 days after Maturity Date. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Borrower to repurchase such Capital Stock upon the occurrence of a Change of Control or an Asset Sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that the Borrower may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 6.04.

     "DOLLARS" or "$" refers to lawful money of the United States of America.

     "DOMESTIC SUBSIDIARY" means any Subsidiary that is not a Foreign
Subsidiary.

     "ECHOSTAR" has the meaning assigned to such term in the Preamble.

     "EFFECTIVE DATE" means the date on which the conditions specified in
Section 4.01 and Section 4.02 are satisfied (or waived in accordance with Section 10.02).

     "ELECTING LENDERS" means, at any time, any Lender holding at least 30% of the aggregate unpaid principal amount of the Loans and the Unused Commitment; provided, that on and after the date that no Lender holds at least 30% of the aggregate unpaid principal amount of the Loans and the Unused Commitment, "ELECTING LENDERS" means, at any time, Lenders holding more than 30% of the then aggregate unpaid principal amount of the Loans and the Unused Commitment. A defaulting Lender shall be excluded for the purpose of this determination.

     "ENVIRONMENTAL LAWS" means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

     "ENVIRONMENTAL LIABILITY" means any liability, contingent or otherwise, of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

     "EQUITY INTERESTS" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

     "ERISA" means the Employee Retirement Income Security Act of 1974.

     "ERISA AFFILIATE" means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code, or, solely for purposes of the Pension Funding Rules and Withdrawal, is treated as a single employer under Section 414 of the Code.

     "ERISA EVENT" means (a) any "reportable event", as defined in Section 4043 of ERISA or the regulations issued thereunder, with respect to a Plan (other than an event for which the 30-day notice period is waived), (b) prior to the effectiveness of the applicable provisions of the Pension Act with respect to a Plan, the existence with respect to the Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA) or, on and after the effectiveness of the applicable provisions of the Pension Act with respect to such Plan, any failure by the Plan to satisfy the minimum funding standard (within the meaning of Section 412 of the Code or Section 302 of ERISA) applicable to such Plan, in each case whether or not waived, (c) the filing pursuant to, prior to the effectiveness of the applicable provisions of the Pension Act with respect to a Plan, Section 412(d) of the Code or Section 303(d) of ERISA or, on and after the effectiveness of the applicable provisions of the Pension Act with respect to the Plan, Section 412(c) of the Code or
Section 302(c) of ERISA, of an application for a waiver of the minimum funding standard with respect to any Plan, (d) on and after the effectiveness of the applicable provisions of the Pension Act, a determination that any Plan is, or is expected to be, in "at-risk" status (as defined in Section 303(i)(4) of ERISA or Section 430(i)(4) of the Code), (e) the incurrence by the Borrower or any ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Plan, (f) the receipt by the Borrower or any of its ERISA Affiliates from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or to appoint a trustee to administer any Plan,
(g) the incurrence by the Borrower or any ERISA Affiliate of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan pursuant to its terms or pursuant to Title IV of ERISA, or (h) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA or, on and after the effectiveness of the applicable provisions of the Pension Act, in endangered or critical status, within the meaning of Section 305 of ERISA or Section 432 of the Code.

     "EVENT OF DEFAULT" means any of the events specified Article VII; provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

     "EXCHANGE ACT" means the Securities Exchange Act of 1934.

     "EXCHANGEABLE NOTES" means Borrower's 6 1/2% Senior Exchangeable PIK Notes due 2014, exchangeable for certain Capital Stock of TerreStar Parent.

     "EXCHANGEABLE NOTES INDENTURE" means the Indenture for the Exchangeable Notes, dated as of the date hereof, between the Borrower, certain affiliates of the Borrower, as guarantors, and U.S. Bank National Association, as trustee.

     "EXCLUDED TAXES" means, with respect to Collateral Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America (including any subdivision thereof), or by the jurisdiction (including any subdivision thereof) under the laws of which such recipient (or, if the recipient is treated as a disregarded entity for U.S. federal income tax purposes, the beneficial owners thereof) is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Borrower is located, (c) any Taxes that would not have been imposed but for the activities of the recipient (or, if the recipient is treated as a disregarded entity for U.S. federal income tax purposes, the beneficial owners thereof) in the jurisdiction imposing such Tax which are not related to this Agreement or any of the other Loan Documents or the transactions contemplated by the Loan Documents, including the execution and delivery of the Loan Documents and the administration of the provisions or exercise of rights and remedies under the Loan Documents; (d) United States withholding taxes imposed on amounts payable to a Lender, including a Buying Lender at the time such Lender becomes a party to this Agreement, except to the extent that such Lender's assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Borrower with respect to Indemnified Taxes; and (e) any Taxes that are attributable to Collateral Agent or such Lender's, including any Buying Lender's, failure to comply with the requirements of Section 2.08(e) of this Agreement.

     "EXISTING INDEBTEDNESS" means Indebtedness of Borrower and the Restricted Subsidiaries in existence on the Effective Date, until such amounts are repaid.

     "FCC" means the U.S. Federal Communications Commission, or any successor thereto.

     "FCC ATC AUTHORIZATION" means the FCC authorization (FCC Application File No. SES-AMD-20070907-01253 still pending) permitting Borrower to provide ATC in the United States as additional authority pursuant to call sign E060430.

     "FCC LICENSES" means any license, authorization, approval, or permit granted by the FCC pursuant to the Communications Act of 1934 to the Borrower or its Subsidiaries.

     "FCC LICENSE SUBSIDIARY" means TerreStar License Inc., a Delaware corporation.

     "FCC MOBILE EARTH STATION LICENSE" means the FCC license (FCC Application File No. SES-LIC-20061206-02100, as amended, still pending) authorizing Borrower to provide service to mobile earth terminals in the United States pursuant to call sign E060430.

     "FCC SPECTRUM RESERVATION" means the FCC authorization permitting the Borrower to operate a MSS S-Band system in the United States pursuant to call sign S2633.

     "FOREIGN SUBSIDIARY" means any (i) Subsidiary that is treated as a corporation for United States federal income tax purposes that is formed or incorporated outside of the United States, (ii) Subsidiary substantially all of the assets of which consist, directly or indirectly, of Subsidiaries described in clause (i) of this definition, (iii) entity treated as disregarded for United States federal income tax purposes that owns more than 65% of the voting stock of a Subsidiary described in clause (i) or (ii) of this definition or (iv) Subsidiary that was not formed under the laws of the United States or the District of Columbia.

     "FULL IN-ORBIT INSURANCE" means insurance coverage of satellites following the period of time that is customarily covered by launch insurance that provides coverage against partial losses, constructive total losses and complete losses.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board of the Public Company Accounting Oversight Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession in the United States, which are in effect from time to time.

     "GOVERNMENTAL AUTHORITY" means any international body or any nation or government, any state or political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any corporation or other entity owned or controlled, through stock or capital or otherwise, by any of the foregoing.

     "GUARANTEE" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).

     Unless the context otherwise indicates, "Guarantee" shall mean a guarantee by a Guarantor of the Borrower's payment Obligations pursuant to the terms of this Agreement.

     "GUARANTEED OBLIGATIONS" has the meaning assigned to such term in Section 8.01.

     "GUARANTOR" means any Person that guarantees the Obligations of the Borrower hereunder and under the other Loan Documents; provided that upon the release or discharge of such Person from its Guarantee in accordance with the provisions of the Loan Documents, such Person shall cease to be a Guarantor.

     "HARBINGER" has the meaning assigned to such term in the Preamble.

     "HARBINGER SITUATIONS" has the meaning assigned to such term in the Preamble.

     "HAZARDOUS MATERIALS" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

     "HEDGING OBLIGATIONS" means with respect to any specified Person, the obligations of such Person incurred in the ordinary course of business and not for speculative purposes under:

          (a) interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;

          (b) foreign exchange contracts and currency protection agreements entered into with one of more financial institutions and designed to protect the person or entity entering into the agreement against fluctuations in currency exchanges rates with respect to Indebtedness incurred; and

          (c) other agreements or arrangements designed to protect such Person against fluctuations in interest rates or currency exchange rates.

     "INDEBTEDNESS" means (without duplication) with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent:

          (a) in respect of borrowed money;

          (b) evidenced by bonds, notes, debentures or similar instruments;

          (c) in respect of letters of credit, banker's acceptances or other similar instruments;

          (d) representing Capital Lease Obligations and Attributable Debt;

          (e) representing the balance deferred and unpaid of the purchase price of any property or services due more than 12 months after such property is acquired or such services are completed;

          (f) all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary that is not a Guarantor, any preferred stock (but excluding, in each case, any accrued dividends); or

          (g) representing any Hedging Obligations;

provided, that Indebtedness shall be deemed not to include (1) Guarantees incurred in the ordinary course of business and not in respect of borrowed money; (2) obligations to make payments to one or more insurers under satellite insurance policies in respect of premiums or the requirement to remit to such insurer(s) a portion of the future revenues generated by a satellite which has been declared a constructive total loss, in each case in accordance with the terms of the insurance policies relating thereto; (3) any obligations to make progress or incentive payments under any satellite manufacturing contract or to make payments under satellite launch contracts in respect of launch services provided thereunder, in each case, to the extent not overdue by more than 90 days; (4) obligations of such Person arising from agreements of such Person providing for indemnities, guarantees of performance, adjustments of purchase price, contingency payment obligations based on the performance of acquired or disposed assets or similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business, assets or Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition; or (5) purchase price holdbacks in connection with purchasing in the ordinary course of business of such Person; provided, further, that: (A) in the case of clauses (1) and (4), such obligations are not reflected on the balance sheet of such Person (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this definition); (B) in the case of clauses (2) and (3), such amounts are not required by GAAP to be treated as indebtedness on the balance sheet of such Person; and (C) in the case of clause (4), the maximum assumable liability in respect of all such obligations shall at no time exceed the gross proceeds including non-cash proceeds (the fair market value of such non-cash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received by such Person in connection with such disposition.

     In addition, the term "INDEBTEDNESS" of a Person shall be deemed to include all Indebtedness secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person.

     The amount of any Indebtedness outstanding as of any date will be:

          (a) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

          (b) in the case of any Disqualified Stock of the specified Person or any Guarantor or preferred stock of a Restricted Subsidiary that is not a Guarantor, the repurchase price calculated in accordance with the terms of such Disqualified Stock or preferred stock as if such Disqualified Stock or preferred stock were repurchased on the date on which Indebtedness is required to be determined pursuant to this Agreement; provided that if such Disqualified Stock or preferred stock is not then permitted to be repurchased, the greater of the liquidation preference and the book value of such Disqualified Stock or preferred stock;

          (c) in the case of Indebtedness of others secured by a Lien on any asset of the specified Person, the lesser of (i) the fair market value of such asset on the date on which Indebtedness is required to be determined pursuant to this Agreement and (ii) the amount of the Indebtedness so secured;

          (d) in the case of the Guarantee by the specified Person of any Indebtedness of any other Person, the maximum liability to which the specified Person may be subject upon the occurrence of the contingency giving rise to the obligation (whether or not such contingency has occurred or is likely to occur);

          (e) in the case of any Hedging Obligations, the net amount payable if such Hedging Obligations were terminated at that time due to default by such Person (after giving effect to any contractually permitted set-off); and

          (f) the principal amount of the Indebtedness, together with any interest on the Indebtedness that is more than 30 days past due, in the case of any other Indebtedness.

     "INDEMNIFIED TAXES" means Taxes other than Excluded Taxes.

     "INDEMNITEE" has the meaning assigned to such term in Section 10.03(b).

     "INDUSTRY CANADA" means the Canadian Federal Department of Industry or any successor thereto.

     "INDUSTRY CANADA LICENSE" means the Approval in Principle issued by Industry Canada to TMI Communications and Company, Limited Partnership, dated May 6, 2002, as amended from time to time, which was transferred to TerreStar Canada and which authorizes TerreStar Canada to operate a 2 GHz MSS satellite in a Canadian orbital position, and in addition, to use associated service, feeder link and telemetry, telecommand and control radio spectrum for the purposes of providing MSS services in Canada.

     "INFORMATION" has the meaning assigned to such term in Section 10.12.

     "INFORMATION STATEMENT" shall mean the Information Statement required to be filed with the Commission with respect to the Spectrum Contribution.

     "INTEREST PAYMENT DATE" has the meaning assigned to such term in Section 2.07(d).

     "INTEREST RATE" means a percentage per annum equal to fourteen (14) percentage points, as such percentage may be modified from time to time by the terms of this Agreement, including, without limitation, Sections 2.07(b) and
(c).

     "INVESTED CAPITAL" means, at any time of determination, the sum of, without duplication, (a) total consolidated Indebtedness of the Borrower, its Restricted Subsidiaries and, to the extent they are required to be consolidated with the Borrower under GAAP, the Canadian Entities, in each case determined in accordance with GAAP; (b) cash capital contributions in the aggregate amount of $307,000,000 made by TerreStar Parent and its Subsidiaries other than the Borrower or any Subsidiaries of the Borrower to the Borrower prior to the Effective Date; (c) Net Proceeds received by the Borrower since the Effective Date from the sale of Equity Interests of the Borrower (other than proceeds of Disqualified Stock) or capital contributions by TerreStar Parent or any Subsidiary of TerreStar Parent other than the Borrower or any Subsidiary of the Borrower or any other Person other than the Borrower or any Subsidiary of the Borrower; and (d) in respect of the TerreStar Parent Funding Agreement, the greater of $95,000,000 and (x) the sum of the amount of cash contributed plus
(y) the net value (determined as of the date of contribution after deducting estimated expenses of sale) of shares of SkyTerra common stock contributed to the Borrower pursuant thereto.

     "INVESTMENT AGREEMENTS" means (a) the Master Investment Agreement, dated on or about the date hereof, by and among TerreStar Parent, the Borrower and EchoStar and (b) the Master Investment Agreement, dated on or about the date hereof, by and among TerreStar Parent, the Borrower, Harbinger and Harbinger Situations.

     "INVESTMENTS" means with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (excluding Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Borrower or any Restricted Subsidiary sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of the Borrower such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary, the Borrower will be deemed to have made an Investment on the date of any such sale or disposition in an amount equal to the fair market value of the Equity Interests of such Subsidiary not sold or disposed of in an amount determined as provided in Section 6.04(c). The acquisition by the Borrower or any Restricted Subsidiary of a Person that holds an Investment in a third Person will be deemed to be an Investment made by the Borrower or such Restricted Subsidiary in such third Person in an amount equal to the fair market value of the Investment held by the acquired Person in such third Person on the date of any such acquisition in an amount determined as provided in Section 6.04(c). Except as otherwise provided in this Agreement, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value.

     "IRU AGREEMENT" means the Indefeasible Right of Use Agreement between the Borrower and TerreStar Canada, as such agreement may be modified from time to time in accordance with its terms.

     "LENDER" has the meaning assigned to such term in the Preamble.

     "LIEN" means, with respect to any asset, any mortgage, lien, hypothecation, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement or any lease in the nature thereof.

     "LOAN" has the meaning assigned to such term in Section 2.01.

     "LOAN DOCUMENTS" means, collectively, this Agreement, the Notes, the Security Documents and any other agreement entered into, now or hereafter executed by or on behalf of the Borrower or any Guarantor, and delivered to the Collateral Agent or any Lender in connection with this Agreement or the transactions contemplated hereby.

     "MATERIAL ADVERSE EFFECT" means a material adverse effect on (a) the business, assets, financial condition or results of operations of TerreStar Parent, the Borrower and its Restricted Subsidiaries taken as a whole, (b) the rights of TerreStar Parent, the Borrower or any of the respective Restricted Subsidiaries in respect of any Material License, (c) the ability of the Borrower or of the Guarantors to perform any of their respective payment obligations under any Material Contract, this Agreement or any of the other Loan Documents to which they are party, (d) the validity, enforceability or priority of the Liens contemplated under the Security Documents, or (e) the ability of Collateral Agent or any Lender to exercise any of its rights and/or remedies available under this Agreement or any of the other Loan Documents, except for any change, event, occurrence, fact, condition, development or effect resulting from or arising in connection with (i) the taking of any action required by the terms of the Investment Agreements, or (ii) any actions required to be taken (or required to not be taken) at the request of any Lender or any Purchaser.

     "MATERIAL CONTRACTS" shall mean the agreements set forth in Schedule I, in each case, including all amendments, modifications and supplements thereto.

     "MATERIAL LICENSE" means the FCC ATC Authorization, the Industry Canada License, the FCC Spectrum Reservation, or the FCC Mobile Earth Station License.

     "MATURITY DATE" means the earliest to occur of (a) February 5, 2013 and (b) July 23, 2008, if the Spectrum Contribution Approval shall not have occurred on or prior to such date.

     "MAXIMUM AMOUNT" means, as of any date of calculation, the lesser of (a) the Unused Commitment as of such date and (b) the Milestone Payment required to be made by the Borrower and remaining unpaid as of such date.

     "MILESTONE PAYMENT" means each payment in respect of the TerreStar-2 Satellite set forth in Schedule II required to be made by the Borrower to the Satellite Manufacturer under the TerreStar-2 Construction Agreement.

     "MILESTONE PAYMENT DATE" means each date set forth in Schedule II on which a Milestone Payment is due under the TerreStar-2 Construction Agreement.

     "MOODY'S" means Moody's Investors Service, Inc. or any successor to the rating agency business thereof.

     "MSS" means mobile satellite service.

     "MSS S-BAND SPECTRUM" means the spectrum bands 2000-2020 MHz and 2180-2200 MHz.

     "MULTIEMPLOYER PLAN" means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

     "NET AWARD" means any awards or proceeds in respect of any condemnation or other eminent domain proceeding.

     "NET INSURANCE PROCEEDS" means any awards or proceeds in respect of any casualty insurance or title insurance claim.

     "NET PROCEEDS" means (i) with respect to any Asset Sale or Recovery Event, the aggregate cash proceeds received by the Borrower or any of the Restricted Subsidiaries in respect of such Asset Sale (including any cash received upon the sale or other disposition of any non-cash consideration received in any such Asset Sale) or any such Recovery Event (including any Net Insurance Proceeds in respect thereof), net of the direct costs relating to such Asset Sale or Recovery Event, including legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale or Recovery Event, taxes paid or payable as a result of the Asset Sale or Recovery Event, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, amounts required to be applied to the repayment of Indebtedness, and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP, and any deduction of appropriate amounts to be provided by the Borrower or any Restricted Subsidiary as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such Asset Sale and retained by the Borrower and/or any Restricted Subsidiary and (ii) with respect to any issuance or sale of Capital Stock or Indebtedness, or any capital contribution, the proceeds of such issuance, sale or capital contribution, net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant or other fees actually incurred in connection with such issuance, sale or capital contribution, and net of taxes paid or payable as a result thereof.

     "NON-RECOURSE DEBT" means Indebtedness,

          (a) as to which neither the Borrower nor any of its Restricted Subsidiaries (i) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (ii) is directly or indirectly liable as a guarantor or otherwise, or (iii) is the lender;

          (b) no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness of the Borrower or any Restricted Subsidiary to declare a default on such other Indebtedness or to cause the payment of the Indebtedness to be accelerated or payable prior to its Stated Maturity; and

          (c) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Borrower or any of its Restricted Subsidiaries.

     "NOTES" means one or more promissory notes issued by the Borrower pursuant to Section 2.04(c).

     "NOTICE OF BORROWING" means a notice substantially in the form of EXHIBIT
A.

     "OBLIGATIONS" means, any principal, premium, if any, interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization, whether or not a claim for post-filing interest is allowed in such proceeding), penalties, fees, charges, expenses, indemnifications, reimbursement obligations, damages, guarantees, and other liabilities or amounts payable under the documentation governing any Indebtedness or in respect thereto.

     "OECD" means the Organization for Economic Co-operation and Development.

     "OFFICER" means, as to TerreStar Parent, Borrower or any Subsidiary Guarantor, as the case may be, the Chairman, President, Chief Executive Officer, Treasurer, Chief Financial Officer, Executive Vice President, Senior Vice President, Vice President, Assistant Vice President, Secretary or Assistant Secretary.

     "OFFICERS' CERTIFICATE" means a certificate signed by two Officers or by one Officer and any Assistant Treasurer or Assistant Secretary of TerreStar Parent, Borrower or any Guarantor, as the case may be, and which complies with the provisions of this Agreement.

     "OTHER TAXES" means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.

     "PARTICIPANT" has the meaning assigned to such term in Section 10.04(e).

     "PATRIOT ACT" has the meaning set forth in Section 10.13.

     "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

     "PENSION ACT" means the Pension Protection Act of 2006.

     "PENSION FUNDING RULES AND WITHDRAWAL" means the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Plans subject to Title IV of ERISA and set forth in, with respect to plan years ending prior to the effective date as to such plan of the Pension Act, Section 412 of the Code and Section 302 of ERISA each as in effect prior to the Pension Act and, thereafter, Sections 412 and 430 of the Code and Sections 302 and 303 of ERISA.

     "PERMITTED BUSINESS" means the lines of business conducted by the Borrower and the Restricted Subsidiaries on the Effective Date and any business incidental or reasonably related thereto or which is a reasonable extension thereof as determined in good faith by the Borrower's Board of Directors and set forth in an Officers' Certificate delivered to the Lenders.

     "PERMITTED HOLDER" means, (a) with respect to the Borrower, each of TerreStar Parent, Motient Ventures Holding Inc., MVH Holdings Inc., Harbinger (or any Affiliate thereof) and Echostar (or any Affiliate thereof) and (b) with respect to TerreStar Parent, each of Motient Ventures Holding Inc., MVH Holdings Inc., Harbinger (or any Affiliate thereof) and Echostar (or any Affiliate thereof).

     "PERMITTED INVESTMENT" means:

          (a) any Investment in the Borrower or any Restricted Subsidiary of the Borrower;

          (b) any Investment in cash and Cash Equivalents;

          (c) any Investment by the Borrower or any Restricted Subsidiary in a Person, if as a result of such Investment:

               (i)  such Person becomes a Restricted Subsidiary of the Borrower;
                    or

               (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Borrower or a Restricted Subsidiary of the Borrower;

          (d) any Investment made as a result of the receipt of any non-cash consideration received in connection with a disposition of assets excluded from the definitions of "Asset Sale" and "Recovery Event";

          (e) workers' compensation, utility, lease and similar deposits and prepaid expenses in the ordinary course of business and endorsements of negotiable instruments and documents in the ordinary course of business;

          (f) loans or advances to employees (other than executive officers) made in the ordinary course of business of the Borrower or such Restricted Subsidiary in an aggregate amount not to exceed $2,500,000 at any one time outstanding;

          (g) any Investments received in compromise or resolution of (i) obligations of trade creditors or customers that were incurred in the ordinary course of business of the Borrower or any of its Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer, or (ii) litigation, arbitration or other disputes with Persons who are not Affiliates;

          (h) Hedging Obligations;

          (i) advances or extensions of credit on terms customary in the industry in the form of accounts or other receivables incurred, and loans and advances made in settlement of such accounts receivable, all in the ordinary course of business;

          (j) Investments existing on the Effective Date;

          (k) advances, loans or extensions of credit to suppliers and vendors in the ordinary course of business;

          (l) Investments in the Canadian Entities that have been made, or are required to be made, by the Borrower under the (i) Transfer Agreements and (ii) the TerreStar Canada Credit Facility; and

          (m) other Investments in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (m) during the relevant period that are at the time outstanding, not to exceed $10,000,000 in any calendar year and $60,000,000 in the aggregate since the Effective Date.

     "PERMITTED REFINANCING INDEBTEDNESS" means any Indebtedness of the Borrower or any Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease, refund or discharge other Indebtedness of the Borrower or any of its Subsidiaries (other than intercompany Indebtedness); provided that:

          (a) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness extended, refinanced, renewed, replaced, defeased, refunded or discharged (plus all accrued interest on the Indebtedness and the amount of all fees and expenses and premiums incurred in connection therewith);

          (b) if the Stated Maturity of the Indebtedness being refinanced is the same as or earlier than the Stated Maturity of the Loans, such Permitted Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being refinanced or (b) if the Stated Maturity of the Indebtedness being refinanced is later than the Stated Maturity of the Notes, such Permitted Refinancing Indebtedness has a Stated Maturity at least 91 days later than the Stated Maturity of the Loans;

          (c) such Permitted Refinancing Indebtedness has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased, refunded or discharged;

          (d) if the Indebtedness being extended, refinanced, renewed, replaced, defeased, refunded or discharged is subordinated in right of payment to the Loans or any Subsidiary Guarantee, such Permitted Refinancing Indebtedness is subordinated in right of payment to the Loans or the Subsidiary Guarantees, as the case may be, on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased, refunded or discharged; and

          (e) such Indebtedness is incurred either by the Borrower or a Guarantor that is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased, refunded or discharged.

     "PERSON" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

     "PIK INTEREST" has the meaning assigned to such term in Section 2.07(d).

     "PLAN" means any employee pension benefit plan (other than a Multiemployer
Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

     "PURCHASE MONEY INDEBTEDNESS" means Indebtedness:

          (a) consisting of the deferred purchase price of an asset, conditional sale obligations, obligations under any title retention agreement and other purchase money obligations, in each case where the maturity of such Indebtedness does not exceed the anticipated useful life of the asset being financed, and

          (b) incurred to finance the acquisition or construction by the Borrower or a Restricted Subsidiary of such asset, including additions and improvements;

     provided, that such Indebtedness is incurred within 180 days after the acquisition, or the completion of construction or improvement by the Borrower or such Restricted Subsidiary of such asset.

     "RECOVERY EVENT" means any event, occurrence, claim or proceeding that results in any Net Award or Net Insurance Proceeds of $10,000,000 or more.

     "REGISTERED LENDER" means, as of any date of determination, each Person that, to the Borrower's knowledge, is a Lender.

     "RELATED PARTIES" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers and employees of such Person and such Person's Affiliates.

     "REQUIRED LENDERS" means, at any time, Lenders having more than 70% of the aggregate amount of the sum of (a) the Unused Commitment and (b) the then aggregate unpaid principal amount of the Loans. A defaulting lender shall be excluded for the purpose of this determination.

     "RESTRICTED INVESTMENT" means an Investment other than a Permitted Investment.

     "RESTRICTED PAYMENT" has the meaning assigned to such term in Section 6.04.

     "RESTRICTED SUBSIDIARY" means with respect to a Person, any Subsidiary of the specified Person that is not an Unrestricted Subsidiary. Unless otherwise specified, "Restricted Subsidiary" refers to a Restricted Subsidiary of the Borrower.

     "S&P" means Standard and Poor's Ratings Group, Inc., or any successor to the rating agency business thereof.

     "SALE/LEASEBACK TRANSACTION" means arrangement relating to property or assets owned by the Borrower or a Restricted Subsidiary on the Effective Date or thereafter acquired by the Borrower or a Restricted Subsidiary whereby the Borrower or a Restricted Subsidiary transfers such property or assets to a Person (other than the Borrower or a Restricted Subsidiary of the Borrower) and the Borrower or a Restricted Subsidiary leases such property or assets from such Person.

     "SATELLITE MANUFACTURER" has the meaning assigned to such term in the Preamble.

     "SECURITY AGREEMENT" means the Security Agreement between the Borrower and the Collateral Agent for the benefit of the Lenders dated as of even date herewith, in the form attached hereto as EXHIBIT C.

     "SECURITY DOCUMENTS" means, collectively, the Security Agreement and all Uniform Commercial Code financing statements or comparable instruments as may be required or desirable pursuant to the terms of applicable law, required by the Security Agreement to be filed with respect to the security interests created pursuant to the Security Agreement and such other agreements and documents as shall be necessary to provide the Collateral Agent with valid, enforceable and perfected first priority security interests (subject only to Collateral Permitted Liens) in the Collateral and in each case all amendments, modifications and supplements thereto.

     "SELLING LENDERS" has the meaning assigned to such term in Section
10.05(a).

     "SKYTERRA" means SkyTerra Communications, Inc.

     "SPECTRUM CONTRIBUTION" means the transactions contemplated by the Spectrum Contribution Agreement.

     "SPECTRUM CONTRIBUTION AGREEMENT" means each of the Spectrum Contribution Agreements dated on or about the date hereof among (i) TerreStar Parent, Harbinger and Harbinger Situations and (ii) TerreStar Parent and EchoStar.

     "SPECTRUM CONTRIBUTION APPROVAL" means the approval of each of the Spectrum Contribution Transactions by all necessary action of the shareholders of TerreStar Parent, which shall be evidenced in form and substance reasonably satisfactory to the Lenders.

     "SPECTRUM CONTRIBUTION TRANSACTIONS" means, collectively, (a) the Spectrum Contribution, (b) the provision to EchoStar of TerreStar Parent's satellite/terrestrial network capacity for a set-top box return path, and (c) the non-exclusive, royalty-free license to TerreStar Parent for the use of CCTV's intellectual property with respect to use of 1.4 GHz Spectrum in North America.

     "STATED MATURITY" means with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the Effective Date, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

     "SUBSIDIARY" means, with respect to any specified Person:

          (a) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders' agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

          (b) any partnership (i) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (ii) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

     Unless otherwise specified, "Subsidiary" refers to a Subsidiary of Borrower.

     "SUBSIDIARY GUARANTEE" means any Guarantee by a Subsidiary of the Obligations under this Agreement and the other Loan Documents.

     "SUBSIDIARY GUARANTOR" means any Restricted Subsidiary of the Borrower that is a Guarantor.

     "TAXES" means any and all present or future taxes, fees, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority, including any interest, penalties, or additions thereto.

     "TERRESTAR-1 SATELLITE" means "TERRESTAR-1", as such term is defined in the 15% Notes Indenture.

     "TERRESTAR-2 CONSTRUCTION AGREEMENT" has the meaning assigned to such term in the Preamble.

     "TERRESTAR-2 SATELLITE" means "TERRESTAR-2", as such term is defined in the TerreStar-2 Construction Agreement.

     "TERRESTAR CANADA" means TerreStar Networks (Canada) Inc., a corporation incorporated under the laws of the province of Ontario.

     "TERRESTAR CANADA CREDIT FACILITY" means (i) the Amended and Restated Credit Facility Agreement dated December 20, 2007 between the Borrower and TerreStar Canada; and (ii) the Amended and Restated Promissory Note dated December 20, 2007 between the Borrower and TerreStar Canada.

     "TERRESTAR CANADA HOLDINGS" means TerreStar Networks Holdings (Canada) Inc., a corporation incorporated under the laws of the province of Ontario.

     "TERRESTAR PARENT" means TerreStar Corporation, a Delaware corporation (f/k/a Motient Corporation).

     "TERRESTAR PARENT FUNDING AGREEMENT" means the agreement entered into in connection with the offering of the 15% Notes among TerreStar Parent and Motient Ventures Holding Inc. in favor of the Borrower relating to certain funding commitments to the Borrower.

     "TERRESTAR SHAREHOLDERS AGREEMENT" means the Amended and Restated Shareholders Agreement dated as of May 6, 2006 between 437158 Canada Inc. (the transferee of TMI's shares in the capital of TerreStar Canada Holdings), the Borrower, TerreStar Canada Holdings and TerreStar Canada, as amended from time to time in a manner not materially disadvantageous to the Lenders.

     "TMI" means TMI Communications and Company, Limited Partnership, a limited partnership formed under, and governed by, the laws of the Province of Quebec, or any successor thereto.

     "TRANSACTIONS" means the execution, delivery and performance by the Borrower of this Agreement and by the Borrower and the Guarantors of the other Loan Documents to which they are a party, the borrowing of the Loan, the use of the proceeds thereof and the granting of the Liens on the Collateral by the Borrower to the Collateral Agent.

     "TRANSFER AGREEMENTS" means the Master Agreement dated as of October 24, 2006 by and among Telesat Canada, BCE Inc., the Borrower, TerreStar Canada Holdings, TerreStar Canada, TMI and TerreStar Parent, along with the series of agreements attached thereto that the parties thereto have subsequently entered into or will hereafter enter into, including a Shareholders Agreement of TerreStar Canada Holdings, a Rights and Services Agreement, a Tax Indemnity Agreement, a TerreStar Canada Guarantee in favor of Loral, a TerreStar Canada Guarantee in favor of the Borrower, a security agreement, a Release and Indemnity Agreement, a Guarantee and Share Pledge Agreement in favor of the Borrower, a Satellite Delivery Agreement, an Indefeasible Right of Use Agreement and an Intellectual Property License Agreement, in each case, as such agreements may have been or may hereafter be modified from time to time in a manner not materially disadvantageous to the Lenders.

     "UNIFORM COMMERCIAL CODE" means the New York Uniform Commercial Code and the Uniform Commercial Code of each other state as may be applicable, in the reasonable judgment of the Lenders, for the purpose of creating, maintaining and perfecting the Collateral Agent's first priority security interest (subject only to Collateral Permitted Liens) in the Collateral.

     "UNRESTRICTED SUBSIDIARY" means any Subsidiary of the Borrower that is designated by the Board of Directors of the Borrower as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors, but only to the extent that such Subsidiary:

          (a) has no Indebtedness other than Non-Recourse Debt;

          (b) except as permitted by Section 6.05, is not party to any agreement, contract, arrangement or understanding with the Borrower or any Restricted Subsidiary of the Borrower unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Borrower or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Borrower;

          (c) is a Person with respect to which neither the Borrower nor any of its Restricted Subsidiaries has any direct or indirect obligation (i) to subscribe for additional Equity Interests or (ii) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and

          (d) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Borrower or any of its Restricted Subsidiaries.

     "UNUSED COMMITMENT" means, as of any date of calculation, the amount by which the Commitment in effect at the time exceeds the aggregate outstanding principal amount of all Loans; provided, that the Commitment shall be permanently reduced (a) at the time of and by the amount of each Milestone Payment required to be made, regardless of whether a Loan has been made with respect thereto and (b) as otherwise provided in Section 2.06.

     "VOTING STOCK" of any specified Person as of any date, means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

     "WEIGHTED AVERAGE LIFE TO MATURITY" means when applied to any Indebtedness at any date, the number of years obtained by dividing:

          (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

          (b) the then outstanding principal amount of such Indebtedness.

     "WITHDRAWAL LIABILITY" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

     SECTION 1.02. TERMS GENERALLY. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation".

     The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to compliance with any restrictions on or conditions to such amendments, supplements or modifications set forth herein), and (ii) references to any statute or regulation shall be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation, (b) any reference herein to any Person shall be construed to include such Person's permitted successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (f) unless otherwise expressly provided herein, any reference to any action of Collateral Agent or any Lender by way of consent, approval or waiver shall be deemed modified by the phrase "in its/their sole discretion".

     SECTION 1.03. ACCOUNTING TERMS; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP; provided that, if the Borrower notifies the Lenders that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Lenders notify the Borrower that the Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then the Collateral Agent, the Lenders and the Borrower shall negotiate in good faith to effect such amendment and such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

                                   ARTICLE II

                                 LOAN PROVISIONS

     SECTION 2.01. THE COMMITMENT.

          (a) THE LOANS. The Lenders agree, subject to the terms hereof and satisfaction of the conditions precedent contained herein, from the Effective Date through the Maturity Date to make extensions of credit to the Borrower (each such extension of credit, a "LOAN" and, collectively, the "LOANS") upon the request of the Borrower in accordance with Section 2.03, on any Milestone Payment Date for the TerreStar-2 Satellite in order for the Borrower to make the related Milestone Payment to the Satellite Manufacturer as provided below; provided that no Loan shall exceed the Maximum Amount, and provided, further, that each Loan shall be in an amount at least equal to the full Milestone Payment (or, if less than the full Milestone Payment, $500,000 and whole number multiples of $100,000 in excess thereof). The Lenders are authorized to make Loans under this Agreement based on written instructions received from an Officer of the Borrower, and the Borrower shall indemnify and hold Collateral Agent and the Lenders harmless for any damages or losses suffered by Collateral Agent or such Lender as a result of reliance on such instructions. To the extent permitted by applicable law, the Lenders shall disburse funds to the Borrower by wiring the amount of each Loan made by such Lender under this Section 2.01 to the Deposit Account or in such other manner and otherwise in accordance with the Borrower's instructions. Each Loan under this Agreement shall be granted by the Lenders pro rata on the basis of their then-applicable Commitments. It is understood that no Lender shall be responsible for any default by any other Lender in its obligation to make Loans hereunder and that each Lender shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Lender to fulfill its commitments hereunder. Under no circumstances shall any Lender be obligated to make any Loan if, after making such Loan, the aggregate principal amount of the Loans made by such Lender would exceed the Commitment of such Lender then in effect. Amounts prepaid or repaid in respect of the Loans may not be reborrowed.

          (b) PURPOSE. The Borrower shall, subject to the terms and conditions hereof, use each Loan solely to pay the applicable Milestone Payment owed to the Satellite Manufacturer pursuant to the TerreStar-2 Construction Agreement.

     SECTION 2.02. SECURITY. All obligations of the Borrower under this Agreement and the other Loan Documents shall be secured by the Collateral as set forth in the Security Documents, subject to the condition that if the Loans (together with accrued and unpaid interest thereon, fees and all other amounts due and payable under the Loan Documents) to be so secured shall be repaid in full, and the Commitment shall have terminated or expired, Collateral Agent shall release the Collateral from the security interest created therein. The Borrower shall enter into on or before the Effective Date the Security Documents, including the Security Agreement, granting to Collateral Agent a valid Lien in or on all Collateral, which Lien shall be subject to no prior Liens (provided that the Collateral may be subject to Collateral Permitted Liens), shall be perfected at all times on and after the Effective Date and shall be otherwise in accordance with the terms hereof, and, as a condition to the Effective Date, the Lenders shall be satisfied by receipt of legal opinions that such grant is not void or subject to avoidance if the Borrower becomes the subject of an insolvency proceeding.

     SECTION 2.03. REQUEST FOR A LOAN. To request a Loan, the Borrower shall notify the Lenders of such request by delivery of a Notice of Borrowing, in substantially the form of Exhibit A or otherwise in a form approved by the Required Lenders and signed by the Borrower, not later than 10 Business Days before the date of the proposed Loan.

     SECTION 2.04. RECORDS; PROMISSORY NOTES.

          (a) MAINTENANCE OF RECORDS BY THE LENDERS. Each Lender shall maintain records evidencing the indebtedness of the Borrower to such Lender resulting from the Loans in which it shall record (i) the amount of any principal or interest due and payable or to become due and payable from the Borrower hereunder and (ii) the amount of any sum received by such Lender hereunder.

          (b) EFFECT OF ENTRIES. The entries made in the respective records maintained pursuant to paragraph (a) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender to maintain such records or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

          (c) PROMISSORY NOTES. Any Lender may request that a Loan be evidenced by a Note substantially in the form of EXHIBIT D. In such event, the Borrower shall prepare, execute and deliver to the requesting Lender a Note payable to such Lender. Thereafter, the Loan evidenced by such Note and interest thereon shall at all times (including after assignment pursuant to Section 10.04) be represented by a Note in such form payable to the payee named therein (or, if such Note is a registered note, to such payee and its registered assigns).

     SECTION 2.05. REPAYMENT OF THE LOANS. The Borrower hereby unconditionally promises to pay to the Lenders the unpaid principal amount of the Loans, together with accrued and unpaid interest thereon, on the Maturity Date.

     SECTION 2.06. PREPAYMENT OF THE LOANS AND COMMITMENT REDUCTIONS.

          (a) OPTIONAL PREPAYMENTS. The Borrower may, upon three Business Days prior written notice to the Lenders, prepay Loans, in whole or in part, in amounts of at least $5,000,000 or any whole number multiple of $1,000,000 in excess thereof and at the following prepayment prices (expressed as a percentage of the principal amount of the Loans being prepaid), if prepaid during the twelve-month period ending on the anniversary of the Effective Date set forth below:

                     Anniversary               Prepayment Price
                     -----------               ----------------
                        First                        104%
                       Second                        103%
                        Third                        102%
                       Fourth                        101%
                     Thereafter                      100%

; provided, that such prepayment shall be accompanied by (i) interest on the amount of such prepayment, accrued and unpaid to the date of prepayment and (ii) all accrued and unpaid fees, if any, and all other amounts due and payable under this Agreement and the other Loan Documents in respect of such Loans. Loans (or portions thereof) prepaid in accordance with this Section 2.06(a) may not be reborrowed.

          (b) MANDATORY PREPAYMENTS. The Commitment shall terminate immediately and the Borrower shall prepay all Loans in full, together with (i) interest thereon accrued to the date of prepayment and (ii) all accrued and unpaid fees and other amounts due and payable under this Agreement and the other Loan Documents, within 10 Business Days after the occurrence of any of the following events:

          (i) a revocation, cancellation or relinquishment of any Material License held by the Borrower, a Restricted Subsidiary or TerreStar Canada to operate satellite or ancillary terrestrial component facilities, unless the revocation, cancellation or relinquishment (1) remains subject to reconsideration, review, or appeal at the FCC or Industry Canada or any court, as applicable if, but only if, during the pendency of such reconsideration, review or appeal the Borrower, a Restricted Subsidiary or TerreStar Canada, as applicable, is permitted to exercise its rights under the applicable Material License and continues to conduct its business in the ordinary course, or (2) is accompanied by the issuance of a substitute or successor license, permit, or authorization of substantially equivalent utility, as reasonably determined by the Required Lenders or Borrower or a Restricted Subsidiary of Borrower already holds a license, permit, or authorization of substantially equivalent utility;

          (ii) termination of the TerreStar-2 Construction Agreement, including a partial termination by the Borrower that includes the cancellation of the manufacture of the TerreStar-2 Satellite; and

         (iii) a Change of Control.

     The Loans (or portions thereof) prepaid in accordance with this Section 2.06(b) may not be reborrowed.

          (c) TERMINATION/EXPIRATION OF THE COMMITMENT. The Commitment or a portion thereof shall terminate upon the earliest to occur of the following: (i) in whole upon satisfaction of the last scheduled payment with respect to the TerreStar-2 Satellite set forth in Schedule II, (ii) the occurrence of any of the events set forth in Section 2.06(a) or (b) to the extent of the applicable prepayment, (iii) the date on which the aggregate outstanding principal amount of the Loans shall equal the Commitment then in effect and (iv) in whole, upon termination in accordance with Section 7.02.

          (d) NOTICES, ETC. The Borrower shall notify the Lenders by telephone (confirmed by telecopy) of any prepayment hereunder not later than 11:00 a.m., New York City time, three Business Days before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date, the principal amount of the Loans or the portion thereof to be prepaid and a reasonably detailed calculation of the amount of such prepayment. Each partial prepayment of the Loans shall be in an amount that would be permitted as provided in
Section 2.06(a), except as necessary to apply fully the required amount of a mandatory prepayment. Prepayments shall be accompanied by the applicable unpaid fees and all other amounts owing under this Agreement and the other Loan Documents and accrued and unpaid interest to the extent required by Section 2.07 and shall be made in the manner specified in Section 2.09.

     SECTION 2.07. INTEREST.

          (a) RATE. The unpaid principal amount of each Loan shall bear interest from the date such Loan is made under Section 2.01 until paid in full at a rate per annum that shall at all times be equal to the Interest Rate.

          (b) ADDITIONAL INTEREST. Notwithstanding Section 2.07(a):

               (i) if the Information Statement shall not have been submitted to the Commission on or prior to February 29, 2008, the Interest Rate then in effect shall be increased from March 1, 2008 to the date of the Spectrum Contribution Approval by one (1) percentage point per annum;

               (ii) if the Information Statement shall not have been submitted to the shareholders of TerreStar Parent on or prior to April 30, 2008, the Interest Rate then in effect shall be increased from May 1, 2008 to the date of the Spectrum Contribution Approval by one (1) percentage point per annum;

               (iii) if the Borrower fails to secure the FCC ATC Authorization on or prior to the ATC Operational Date, the Interest Rate then in effect shall be increased by one (1) percentage point per annum on each of (A) the ATC Operational Date and (B) until Borrower secures the FCC ATC Authorization, (x) the date that is one (1) month after the ATC Operational Date and (y) the date that is two (2) months after the ATC Operational Date; provided that all additional interest pursuant to this clause (iii) shall cease to apply as of the date that the Borrower has secured the FCC ATC Authorization; and

               (iv) the aggregate amount of all such additional interest shall be payable in cash on demand by the Lenders.

          (c) DEFAULT INTEREST. From and after the occurrence and during the continuance of any Event of Default, upon notice by the Required Lenders to the Borrower, the Borrower shall pay interest on the principal amount of all Loans and all other due and unpaid Obligations under this Agreement and the other Loan Documents, to the extent permitted by applicable law, at the Interest Rate then in effect plus two (2) percentage points per annum. All such interest shall be payable in cash on demand by the Lenders.

          (d) PAYMENT OF INTEREST. Interest on each Loan shall accrue from and including the date such Loan is made under Section 2.01 to but excluding the date of any repayment thereof and shall be payable quarterly in arrears on the last day of each March, June, September and December (each an "INTEREST PAYMENT DATE"), beginning with the fiscal quarter ending March 31, 2008, and on any prepayment (on the amount prepaid), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand by the Lenders. On each Interest Payment Date the Borrower shall (i) pay in cash all interest which shall have accrued at the Interest Rate on the Loans through such Interest Payment Date or
(ii) solely during the period from the Effective Date to, but not including, the fourth anniversary thereof, at the election of the Borrower, (A) defer payment in cash of all interest which shall have accrued at the Interest Rate on the Loans through such Interest Payment Date or (B) make a cash payment of an amount and defer payment of an amount so that the combined amount of the payment and the deferral is equal to all interest accrued at the Interest Rate on the Loans through such Interest Payment Date. Upon any such deferral of an interest payment in accordance with this Section 2.07(d)(ii), the amount of the deferred payment shall become and be deemed to be additional outstanding principal of the Loans, on which interest shall begin accruing hereunder on the date of any such deferral. Such additional outstanding principal amount of the Loans is sometimes referred to in this Agreement as "PIK INTEREST". To the extent requested from time to time by the Lenders, the Borrower shall issue additional or replacement Notes to evidence the increased principal amount of Loans resulting from the deferral of interest payments hereunder; provided that the absence of or failure to request or issue such additional or replacement Notes shall not affect the validity of such obligation, its character as principal or the Borrower's obligations with respect thereto. Interest accrued on Loans and other monetary Obligations of the Borrower and the Guarantors hereunder and under the other Loan Documents after the date such amount is due and payable (whether on the Maturity Date, upon acceleration or otherwise) shall be payable upon demand by the Lenders.

          (e) COMPUTATION. All interest hereunder shall be computed on the basis of a year of 360 days, and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

     SECTION 2.08. TAXES.

          (a) PAYMENTS TO BE FREE OF TAXES. Any and all payments by or on account of any obligation of the Borrower hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes. In furtherance of the foregoing, if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Lenders receive an amount equal to the sum they would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

          (b) PAYMENT OF OTHER TAXES BY THE BORROWER. In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

          (c) INDEMNIFICATION BY THE BORROWER. The Borrower shall indemnify Collateral Agent and the Lenders, within 10 Business Days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by Collateral Agent or such Lender and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by Collateral Agent or such Lender shall be conclusive absent manifest error.

          (d) EVIDENCE OF PAYMENTS. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Lenders the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Lenders.

          (e) TAXATION OF LENDERS. Notwithstanding any provision of this Agreement to the contrary, each Lender shall be either (a) a United States person under Section 7701(a)(30) of the Code for United States federal income purposes and shall deliver to the Borrower a properly completed and executed Internal Revenue Service Form W-9 (or any subsequent versions thereof or successors thereto), or (b) entitled to an exemption from withholding tax under the laws of the United States of America, or any treaty with the United States of America, or any treaty to which the United States of America is a party, with respect to payments under any Loan Documents and shall deliver to the Borrower, at the time or times prescribed by applicable law or reasonably requested by the Borrower, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding.

          (f) REFUNDS. If any Lender determines, in its sole discretion, that it has received a refund of any Indemnified Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 2.08, it shall pay over such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 2.08 with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that the Borrower, upon the request of such Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to such Lender in the event such Lender is required to repay such refund to such Governmental Authority. This paragraph shall not be construed to require any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Borrower or any other Person.

     SECTION 2.09. PAYMENTS GENERALLY.

          (a) PAYMENTS BY THE BORROWER. The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest or fees, or under Section 2.08, or otherwise) or under any other Loan Document (except to the extent otherwise provided therein) prior to 11:00 a.m., New York City time, on the date when due, in immediately available funds, without set-off, recoupment or counterclaim (it being understood and agreed that the Borrower shall not at any time offset amounts owed to it by the Satellite Manufacturer under the TerreStar-2 Construction Agreement or otherwise against amounts due and owing to Collateral Agent or any Lender hereunder or under the other Loan Documents). Any amounts received after such time on any date may, in the discretion of the Lender, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Lenders by wire transfer to the account specified for such purpose below such Lender's name in Schedule 2.09(a), or at such other account as such Lender may specify by prior written notice to the Borrower, except as otherwise expressly provided in the relevant Loan Document. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder or under any other Loan Document shall be made in Dollars.

          (b) APPLICATION OF PAYMENTS. Upon the occurrence, and during the continuance of an Event of Default, all payments or proceeds received by Lenders hereunder or under any Loan Document in respect of any of the Obligations of the Borrower and the Guarantors hereunder and under the other Loan Documents, including, but not limited to all proceeds received by any Lender in respect of any sale, any collection from, or other realization upon all or any part of the Collateral, shall be applied in full or in part as follows: first, to the payment of all costs and expenses of such sale, collection or other realization, including reasonable compensation to Collateral Agent and its agents and counsel, and all other expenses, liabilities and advances made or incurred by Collateral Agent in connection therewith, and all amounts for which Collateral Agent is entitled to indemnification hereunder or under any Loan Document (in its capacity as Collateral Agent) and to the payment of all costs and expenses paid or incurred by Collateral Agent in connection with the exercise of any right or remedy hereunder or under any Loan Document, all in accordance with the terms hereof or thereof; and second, to the extent of any excess of such proceeds, to the payment of all other Obligations of the Borrower and the Guarantors hereunder and under the other Loan Documents for the ratable benefit of the Lenders.

          (c) RATABLE SHARING. Lenders hereby agree among themselves that, except as otherwise provided in the other Loan Documents, if any of them shall, whether by voluntary payment (other than a voluntary prepayment of Loans made and applied in accordance with the terms hereof), through the exercise of any right of set off or banker's lien, by counterclaim or cross action or by the enforcement of any right under the Loan Documents or otherwise, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code, receive payment or reduction of a proportion of the aggregate amount of principal, interest, amounts payable in respect of fees and other amounts then due and owing to such Lender hereunder or under the other Loan Documents (collectively, the "AGGREGATE AMOUNTS DUE" to such Lender) which is greater than the proportion received by any other Lender in respect of the Aggregate Amounts Due to such other Lender, then the Lender receiving such proportionately greater payment shall (i) notify each other Lender of the receipt of such payment and
(ii) apply a portion of such payment to purchase participations (which it shall be deemed to have purchased from each seller of a participation simultaneously upon the receipt by such seller of its portion of such payment) in the Aggregate Amounts Due to the other Lenders so that all such recoveries of Aggregate Amounts Due shall be shared by all Lenders in proportion to the Aggregate Amounts Due to them; provided, that if all or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered from such Lender upon the bankruptcy or reorganization of Borrower or otherwise, those purchases to that extent shall be rescinded and the purchase prices paid for such participations shall be returned to such purchasing Lender ratably to the extent of such recovery, but without interest. Borrower expressly consents to the foregoing arrangement and agrees that any holder of a participation so purchased may exercise any and all rights of banker's lien, set off or counterclaim with respect to any and all monies owing by Borrower to that holder with respect thereto as fully as if that holder were owed the amount of the participation held by that holder.

          (d) APPLICATION OF INSUFFICIENT PAYMENTS. If at any time insufficient funds are received by and available to the Lenders to pay fully all amounts of principal, interest and fees then due hereunder and under the other Loan Documents, such funds shall be applied (i) first, to pay interest and fees then due and (ii) second, to pay principal then due.

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

     The Borrower and each Guarantor represents and warrants to the Collateral Agent and the Lenders that:

     SECTION 3.01. ORGANIZATION; POWERS. The Borrower and each Guarantor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted, and is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except in any jurisdiction where the failure to be so qualified or in good standing has not had, and would not reasonably be expected to have, a Material Adverse Effect.

     SECTION 3.02. AUTHORIZATION; ENFORCEABILITY. The Transactions are within the Borrower's and each Guarantor's organizational powers and have been duly authorized by all necessary corporate action. This Agreement has been duly executed and delivered by the Borrower and constitutes, and each of the Security Documents when executed and delivered will constitute, a legal, valid and binding agreement of the Borrower and each Guarantor, and each Note when executed and delivered will constitute the legal, valid and binding obligation of the Borrower, in each case, enforceable in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors' rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     SECTION 3.03. COMPLIANCE WITH LAWS AND AGREEMENTS.

          (a) The Borrower and each Guarantor is in compliance in all respects with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except any non-compliance that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

          (b) The Satellite Manufacturer has received notice of the security interests in the Collateral granted to the Collateral Agent under the Security Agreement in accordance with the terms of the TerreStar-2 Construction Agreement.

     SECTION 3.04. ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $100,000 the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $100,000 the fair market value of the assets of all such underfunded Plans.

     SECTION 3.05. LITIGATION, ENVIRONMENTAL AND OTHER MATTERS.

          (a) ACTIONS, SUITS AND PROCEEDINGS. There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority now pending against or, to the knowledge of the Borrower and each Guarantor, threatened against or affecting the Borrower or its Subsidiaries or any of their respective properties (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) that involve this Agreement, any other Loan Document or the Transactions. No injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of this Agreement or any other Loan Document, or directing that the Transactions not be consummated as herein or therein provided.

          (b) ENVIRONMENTAL MATTERS. Except with respect to any matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, the Borrower and each Guarantor (i) has not failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has not become subject to any Environmental Liability, (iii) has not received notice of any claim with respect to any Environmental Liability or (iv) does not know of any basis for any Environmental Liability.

          (c) DISCLOSED MATTERS. Other than as set forth on Schedule 3.05(c), since September 30, 2007, there has been no event or condition which has had or is reasonably likely to have a Material Adverse Effect.

     SECTION 3.06. COLLATERAL. All representations of the Borrower and each Guarantor contained in the Security Documents are true and correct.

     SECTION 3.07. SECURITY DOCUMENTS. From and after the Effective Date, the Security Documents shall create in favor of Collateral Agent, for the benefit of the Lenders, a legal, valid and enforceable Liens on or in all of the Collateral and shall constitute at all times a perfected Lien on or in all right, title, estate and interest of the Borrower and each Guarantor in the Collateral covered thereby having the perfection and priority required by Section 2.02, and all necessary and appropriate consents to such creation and perfection of such Liens of each of the parties to the Security Documents have been obtained on or before the date of execution of the Security Documents.

     SECTION 3.08. TAXES. The Borrower and each Guarantor has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except
(a) Taxes that are being contested in good faith by appropriate proceedings and for which such Person has set aside on its books adequate reserves in accordance with GAAP or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

     SECTION 3.09. USE OF PROCEEDS. The proceeds of the Loan are being used solely for the purposes set forth in Section 5.10.

     SECTION 3.10. MATERIAL CONTRACTS.

          (a) Other than as listed on Schedule I, except to the extent that (i) such contract has expired in accordance with its terms (other than by reason of default of any party thereto) or (ii) such Material Contract has been replaced with a substitute Contract reasonably acceptable to the Required Lenders, each Material Contract is in full force and effect, and neither the Borrower nor any of its Affiliates is in default in the performance of any of their respective covenants or obligations set out therein.

          (b) No Indebtedness or other obligations of TerreStar Parent, Borrower, any Guarantor or any of their respective Affiliates has been incurred for the purpose of financing all or part of the purchase price of the TerreStar-2 Satellite (other than the Loan Documents), and no value has been given by any Person other than Borrower to enable TerreStar Parent, Borrower, any Guarantor or any Affiliate thereof to acquire rights in or the use of the TerreStar-2 Satellite.

          (c) Schedule II describes each payment and payment date in respect of the TerreStar-2 Satellite required to be made by the Borrower to the Satellite Manufacturer under Exhibit E and Exhibit F of the TerreStar-2 Construction Agreement (other than changes made to such schedules with the consent of the Lenders pursuant to Section 6.10).

     SECTION 3.11. GOVERNMENTAL APPROVALS; NO CONFLICTS. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except for (i) such as have been obtained or made and are in full force and effect or will be obtained in the ordinary course of business before the time required under applicable laws and regulations and (ii) filings and recordings in respect of the Liens created pursuant to the Security Documents, (b) will not violate any applicable law or regulation or the organizational documents of the Borrower or any Guarantor or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or any other instrument binding upon the Borrower or any Guarantor or their respective assets, or give rise to a right thereunder to require any payment to be made by any such Person, and (d) except for the Liens created pursuant to the Security Documents, will not result in the creation or imposition of any Lien on any asset of the Borrower or any Guarantor, except, in the case of clauses (a), (b) and (c) above, such violations, conflicts and/or absence of approvals and consents that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

     SECTION 3.12. NO DEFAULT. No Default or Event of Default exists or would result from the incurring of any obligations by the Borrower or any Guarantor under any Loan Document or from the grant or perfection of the Liens of the Lenders or Collateral Agent, as the case may be, on the Collateral.

     SECTION 3.13. LICENSES. Each Material License either (a) has been issued to the Borrower, a Restricted Subsidiary or TerreStar Canada, (b) has been applied for by Restricted Subsidiary or TerreStar Canada, or (c) will be applied for by Restricted Subsidiary or TerreStar Canada. All of the Material Licenses that have been issued are in full force and effect. Such Material Licenses are all the authorization necessary from all applicable Governmental Authorities for the Borrower and its Restricted Subsidiaries to operate the TerreStar-1 Satellite as part of their MSS and ATC system in the United States. The administration of Canada has advance published and requested coordination at the International Telecommunications Union with respect to the service link and feeder link frequencies on TerreStar-1. There are no proceedings before any Governmental Authority now pending against or, to the knowledge of the Borrower or its Restricted Subsidiaries, threatened against or affecting any Material License or its use by the Borrower or any Restricted Subsidiary, as applicable for the purposes contemplated hereby.

                                   ARTICLE IV

                                   CONDITIONS

     SECTION 4.01. EFFECTIVE DATE. The obligation of the Lenders to make the Loans hereunder shall not become effective until the date on which the Lenders shall have received each of the following documents, each of which shall be satisfactory to the Lenders in form and substance (or such condition shall have been waived in accordance with Section 10.02) and each of the other conditions in Sections 4.01 and 4.02 have been satisfied (or waived in accordance with Section 10.02):

          (a) PURCHASE MONEY CREDIT AGREEMENT, ETC. From the Borrower, a duly executed counterpart of this Agreement and any Notes signed on behalf of the Borrower, together with all schedules and exhibits hereto.

          (b) SECURITY DOCUMENTS. From the Borrower, a duly executed counterpart of the Security Agreement and duly executed copies of any filings required to be made in accordance with the terms thereof or such other evidence satisfactory to Collateral Agent and the Lenders that such filings shall have been duly made in the appropriate filing offices to perfect the security interests contemplated thereby in accordance with the priority contemplated in Section 2.02 (subject to Collateral Permitted Liens).

          (c) SEARCH RESULTS.

               (i) The results of a search of the Uniform Commercial Code filings (or equivalent filings), in addition to tax Lien, judgment Lien, bankruptcy and litigation searches made with respect to the Borrower and each Guarantor, together with copies of the financing statements and other filings (or similar documents) disclosed by such searches, and accompanied by evidence satisfactory to the Collateral Agent and the Lenders that the Liens indicated in any such financing statement and other filings (or similar document) are Collateral Permitted Liens.

               (ii) Evidence that appropriate Uniform Commercial Code (or equivalent) financing statements have been duly filed in such office or offices as may be necessary or, in the opinion of the Lenders, desirable, to perfect the Collateral Agent's Liens in and to the Collateral and certified searches reflecting the filing of all such financing statements.

          (d) INSURANCE. Evidence that all insurance, if any, required to be maintained pursuant to the Loan Documents has been obtained and is in effect, together with the certificates of insurance, naming the Collateral Agent, on behalf of the Lenders, as an additional insured or loss payee, as the case may be, under all insurance policies maintained with respect to the assets and properties of the Loan Parties that constitutes Collateral.

          (e) OPINION OF COUNSEL. One or more opinions, each dated the Effective Date and addressed to the Lenders, of counsel (including New York, Delaware, FCC and Industry Canada regulatory counsel) to the Borrower and the Guarantors acceptable to the Lenders covering the matters set forth in EXHIBIT B and such other matters as the Lenders may reasonably request.

          (f) ORGANIZATIONAL DOCUMENTS. Certified copies of

               (i) the certificate of incorporation or other organizational documents and by-laws (or equivalent) of the Borrower and each Guarantor, and

               (ii) good standing certificates.

          (g) SECRETARY'S CERTIFICATE. An original certificate, dated the Effective Date, for the Borrower and each Guarantor, dated the Effective Date, duly executed and delivered by the secretary or assistant secretary, managing member or general partner thereof, as applicable, as to:

               (i) resolutions of each such Person's board of managers/directors (or other managing body, in the case of a Person that is not a corporation) then in full force and effect expressly and specifically authorizing, to the extent relevant, all aspects of the Loan Documents applicable to such Person, and the execution, delivery and performance of each Loan Document, in each case, to be executed by such Person;

               (ii) the incumbency and signatures of its Officers and any other of its officers, managing member or general partner, as applicable, authorized to act with respect to each Loan Document to be executed by such Person; and

               (iii) each such Person's certificate of incorporation or other organizational documents and by-laws (or equivalent), as amended, modified or supplemented as of the Effective Date, certified by the appropriate officer or official body of the jurisdiction of organization of such Person, which certificates shall provide that Collateral Agent and the Lenders may conclusively rely thereon until it shall have received a further certificate of the secretary, assistant secretary, managing member or general partner, as applicable, of any such Person canceling or amending the prior certificate of such Person as provided in this Agreement.

          (h) OFFICER'S CERTIFICATE. Certificates, dated the Effective Date and except as otherwise provided below signed by an Officer of the Borrower and each Guarantor, confirming the following:

               (i) the receipt of all required approvals and consents of all Governmental Authorities and other third parties with respect to the consummation of the transactions contemplated by the Loan Documents (other than (A) the Spectrum Contribution Approval and (B) FCC approval with respect to the Spectrum Contribution), each of which shall be attached thereto and certified as being true, complete and correct copies thereof;

               (ii) that each of the representations and warranties set out in the Loan Documents is true and correct and each of the conditions specified in
Article IV have been fulfilled;

               (iii) from the chief financial officer of the Borrower, certifying as to the solvency of the Borrower and the Restricted Subsidiaries on a consolidated basis after giving effect to the Transactions;

               (iv) the receipt of a fairness opinion, dated as of the Effective Date and addressed to the Board of Directors of TerreStar Parent from Jeffries & Company, Inc. covering the Transactions and the Spectrum Contribution Transactions, which shall be attached thereto and certified as being a true, complete and correct copy thereof; and

               (v) that the Satellite Manufacturer has received notice of the security interests in the Collateral granted to the Collateral Agent under the Security Agreement in accordance with the terms of the TerreStar-2 Construction Agreement.

          (i) MATERIAL CONTRACTS. Copies of each Material Contract (other than Material Contracts that are subject to confidentiality restrictions), together with a certificate of an Officer of the Borrower certifying each such document as being a true, correct, and complete copy thereof.

          (j) FEES AND EXPENSES.

               (i) All fees required to be paid to Collateral Agent and the Lenders, respectively, on or before the Effective Date shall have been paid.

               (ii) All reasonable fees, charges and disbursements of respective counsel and agents, including accountants and other advisors, to Collateral Agent and the Lenders shall have been paid (directly to such Persons if requested) to the extent invoiced prior to or on the Effective Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by such Persons through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Lenders).

     SECTION 4.02. ADDITIONAL CONDITIONS TO EFFECTIVE DATE AND EACH LOAN. The obligation of the Lenders to make each Loan hereunder is subject to satisfaction (or waiver in accordance with Section 10.02) of the following additional conditions on such borrowing date:

          (a) NO DEFAULT OR EVENT OF DEFAULT; NO FUTURE ADVANCE NOTICE. No Default or Event of Default shall have occurred and be continuing. Collateral Agent and the Lenders shall not have received from the Borrower any notice that any Security Document will no longer secure on a first priority basis (subject only to Collateral Permitted Liens) future Loans to be made under this Agreement.

          (b) REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of the Borrower and each Guarantor set out in the Loan Documents shall be true and correct.

          (c) MATERIAL ADVERSE EFFECT. Other than as set forth on Schedule 3.05(c), there has been no event, change, occurrence or development since September 30, 2007 that, either individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect.

          (d) NO ADVERSE ACTIONS. The Lenders shall be satisfied that there is no (a) litigation, investigation or proceeding (judicial or administrative) pending or threatened in writing against the Borrower or any Guarantor, or any of their respective Subsidiaries by any Governmental Authority or other Person except to the extent as would not give rise to a Material Adverse Effect or (b) injunction, writ or restraining order restraining or prohibiting the Transactions.

          (e) NOTICE OF BORROWING. The Notice of Borrowing shall have been timely delivered by the Borrower to each of the Lenders.

     SECTION 4.03. ADDITIONAL CONDITION TO INITIAL LOAN. The obligation of the Lenders to make the initial Loan hereunder is subject to receipt by the Lenders on or prior to the borrowing date of such Loan of evidence of filed Uniform Commercial Code termination statements relating to each of the Uniform Commercial Code financing statements filed in connection with the 15% Notes Indenture naming the Borrower, as debtor, and U.S. Bank National Association, as secured party, releasing all Liens of such secured party on the Collateral, in form and substance reasonably satisfactory to the Lenders (or the waiver of such condition in accordance with Section 10.02).

                                   ARTICLE V

                              AFFIRMATIVE COVENANTS

     Until the Commitment has expired or terminated and the principal of and interest on the Loans and all fees payable hereunder and all other amounts payable under the Loan Documents shall have been paid in full, Borrower and each Guarantor covenant and agree that:

     SECTION 5.01. FINANCIAL STATEMENTS AND OTHER INFORMATION. The Borrower will furnish a copy of all of the information and reports referred to in clauses (a) through (c) below:

          (a) to each of the Registered Lenders within 120 days after the end of each fiscal year, annual audited financial statements of assets, liabilities and stockholders' equity and cash flows of the Borrower and its consolidated Subsidiaries for such fiscal year (along with customary comparative results) and
(b) within 60 days of the end of each of the first three fiscal quarters of every fiscal year, unaudited financial statements of assets, liabilities and stockholders' equity and cash flows of the Borrower and its consolidated Subsidiaries for the interim period as of, and for the period ending on, the end of such fiscal quarter (along with comparative results for the corresponding interim period in the prior year), in each case, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" with respect to the periods presented and, with respect to the annual information only, a report on the annual financial statements by the Borrower's certified independent accountants (all of the foregoing financial information to be prepared on a basis substantially consistent with the corresponding financial information included in the then applicable Commission requirements); and

          (b) to each of the Registered Lenders within 5 Business Days of the occurrence of an event required to be therein reported, such other reports containing substantially the same information required to be contained in a Current Report on Form 8-K under the Exchange Act (other than Items 3.01 (Notice of delisting or failure to satisfy a continued listing rule or standard; transfer of listing), 3.02 (Unregistered sales of equity securities), 3.03 (Modification of rights of security holders), and 5.04 (Temporary suspension of trading under registrant's employee benefit plans) thereof); provided that if the Borrower becomes subject to the reporting requirements of Section 13 or
Section 15(d) of the Exchange Act, the Borrower may satisfy the foregoing requirements, by timely filing all reports within the periods specified in the Commission's rules and regulations and otherwise complying with the Commission's rules and regulations regarding public availability of such reports.

     If the Borrower has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by this Section 5.01 shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in "Management's Discussion and Analysis of Financial Condition and Results of Operations," of the financial condition and results of operations of the Borrower and its Restricted Subsidiaries separate from the financial condition and results of operations of its Unrestricted Subsidiaries to the extent such information would be required if the Borrower was subject to the periodic reporting requirements of the Exchange Act.

     SECTION 5.02. NOTICES OF MATERIAL EVENTS. The Borrower will furnish to the Lenders prompt written notice of the following:

          (a) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Borrower or any of its Affiliates that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

          (b) a Change of Control or potential Change of Control;

          (c) a revocation, cancellation or relinquishment of any Material License held by the Borrower or any Restricted Subsidiary to operate satellite component facilities,

          (d) the occurrence of any Default or Event of Default;

          (e) the occurrence of any default under (i) any Material Contract,
(ii) the 15% Notes Indenture, or (iii) the Exchangeable Notes Indenture, in each case, whether or not the applicable non-defaulting party, has exercised, or is permitted to exercise, any of its rights and remedies on account thereof;

          (f) any material notices and other material communications from any shareholder of TerreStar Parent with respect to any of (i) the Transactions,
(ii) the Spectrum Contribution Transactions, (iii) the Exchangeable Notes issued on or about the Effective Date, and (iv) the additional 15% Notes issued on or about the Effective Date;

          (g) any material change in accounting policies or financial reporting practices by the Borrower or any Restricted Subsidiary thereof; and

          (h) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect;

provided, that each notice delivered under this Section shall be accompanied by a statement of an Officer of the Borrower (x) alerting the Lenders whether the details of the event or development requiring such notice include any material, non-public information relating to the Borrower or its business, (y) describing such details, and (z) setting forth any action taken or proposed to be taken with respect thereto. Upon receipt of such statement, any Lender may, in its sole discretion, disregard the details provided with such Officer's statement and waive its rights to notice under this Section of such event or development.

     SECTION 5.03. EXISTENCE; CONDUCT OF BUSINESS. Except as otherwise permitted in this Agreement, the Borrower and the Guarantors shall do or cause to be done all things necessary to preserve and keep in full force and effect their corporate existences and the corporate, partnership, limited liability company or other existence of any Restricted Subsidiary in accordance with their respective organizational documents (as the same may be amended from time to time).

     SECTION 5.04. BOOKS AND RECORDS; INSPECTION RIGHTS. The Borrower will, and will cause each Restricted Subsidiary to, keep proper books of record and account in which all entries are made of all dealings and transactions in relation to its business and activities to the extent required by GAAP. The Borrower will, and will cause each Restricted Subsidiary to, permit any representatives designated by the Collateral Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested. Without limiting the generality of the foregoing sentence, the Borrower will, and will cause each Restricted Subsidiary, upon reasonable prior notice, to, provide access to representatives designated by the Collateral Agent or any Lender for the purposes of reviewing licenses, approvals and authorizations where such access is applicable and available under applicable laws and regulations.

     SECTION 5.05. MAINTENANCE OF PROPERTIES. The Borrower will, and will cause each Restricted Subsidiary to, keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted.

     SECTION 5.06. COMPLIANCE WITH LAWS. The Borrower will, and will cause each Restricted Subsidiary to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

     SECTION 5.07. PAYMENT OF OBLIGATIONS. The Borrower will, and will cause each of its Restricted Subsidiaries to, pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all material taxes, assessments and governmental charges levied or imposed upon the Borrower or any Restricted Subsidiary or upon the income, profits or property of the Borrower or any Restricted Subsidiary and (ii) all lawful claims for labor, materials and supplies, which, if unpaid, might by law become a material liability or Lien upon the property of the Borrower or any Restricted Subsidiary; provided, that the Borrower shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim the amount, applicability or validity of which is being contested in good faith by appropriate proceedings and for which appropriate reserves, if necessary (in the good faith judgment of management of the Borrower), are being maintained in accordance with GAAP or where the failure to effect such payment will not be materially disadvantageous to the Lenders.

     SECTION 5.08. RECOVERY EVENTS. All of the Net Proceeds received by the Borrower or such Restricted Subsidiary, as the case may be, from any Recovery Event relating to Collateral shall be applied in accordance with the provisions of Section 2.09 to the payment in full of the Loans and all amounts required to be paid by the Borrower to Collateral Agent or any Lender under the Loan Documents.

     SECTION 5.09. FURTHER ASSURANCES.

          (a) At any time or from time to time, the Borrower will, and will cause each Subsidiary Guarantor to, execute, acknowledge and deliver such further documents as the Collateral Agent or any Lender may reasonably request to effect fully the purposes and objectives of this Agreement.

          (b) The Borrower shall ensure that all written information, exhibits and reports furnished to Collateral Agent and/or any Lender do not and will not contain any untrue statement by the Borrower or any Affiliate thereof of a material fact and do not and will not omit, on the part of the Borrower or any such Affiliate, to state any material fact or any fact necessary to make the statements contained therein not misleading in light of the circumstances in which made, and the Borrower will promptly disclose to the Lenders and correct any defect or error that may be discovered therein by the Borrower or any Affiliate or in any of the Loan Documents, including the Security Documents, or in the execution, acknowledgment or recordation thereof.

          (c) The Borrower shall as of and at all times after the date of execution of the Security Documents take or cause to be taken all action reasonably requested by Collateral Agent or any Lender to maintain and preserve the Liens of the Security Documents and the perfection and priority thereof required by the terms of this Agreement.

          (d) The Borrower will furnish to the Lenders prompt written notice in the event that any Collateral is generated, used, handled, transported, stored, or located at any time outside of the United States and will, and will cause each Subsidiary Guarantor to, execute, acknowledge and deliver such further documents as the Collateral Agent or any Lender may reasonably request to preserve and protect the Collateral Agent's Lien on such Collateral, together with such financing statements or comparable documents as may be required to perfect any security interests in such Collateral under the Uniform Commercial Code or other similar statute or regulation of the relevant jurisdiction.

     SECTION 5.10. USE OF PROCEEDS. Subject to the terms and conditions hereof, the proceeds of each Loan will be used solely to pay Milestone Payments owed by the Borrower pursuant to the TerreStar-2 Construction Agreement. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board of Governors, including Regulations U and X.

     SECTION 5.11. MAINTENANCE OF APPROVALS. The Borrower will maintain, and cause each Restricted Subsidiary to maintain, all licenses, satellite concessions and governmental and third-party consents and approvals necessary to its business as currently conducted or as proposed to be conducted in its business plan, except where the failure to so maintain such licenses, consents and approvals has not had, and would not be reasonably expected to have, a Material Adverse Effect.

     SECTION 5.12. LICENSES.

          (a) All FCC Licenses in existence on the Effective Date or acquired after the Effective Date shall be held by the FCC License Subsidiary, except as required by law or administrative action. All Industry Canada Licenses in existence on the Effective Date or acquired after the Effective Date shall be held by TerreStar Canada or another entity designated by the Borrower and reasonably acceptable to the Lenders, except as required by law or administrative action. The Borrower shall not transfer or dispose of any Capital Stock it directly or indirectly owns in each of the Canadian Entities; provided, that the Borrower may dispose of its Capital Stock of any of the Canadian Entities if such disposition does not adversely affect the rights of the Borrower under the IRU Agreement or result in the loss of the orbital slot granted by Industry Canada for the TerreStar-1 Satellite.

          (b) The Borrower shall maintain direct ownership of all of the Capital Stock of the FCC License Subsidiary.

     SECTION 5.13. DESIGNATION OF UNRESTRICTED SUBSIDIARIES.

          (a) The Board of Directors of the Borrower may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate fair market value of all outstanding Investments owned by the Borrower and its Restricted Subsidiaries in the Subsidiary properly designated as an Unrestricted Subsidiary will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under clause (viii) of Section 6.04(b) or one or more clauses of the definition of Permitted Investments, as determined by the Borrower). Such designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors of the Borrower may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if the redesignation would not cause a Default or an Event of Default.

     All Subsidiaries of Unrestricted Subsidiaries shall be automatically deemed to be Unrestricted Subsidiaries.

          (b) Any designation of a Subsidiary of the Borrower as an Unrestricted Subsidiary shall evidenced to the Lenders by filing with the Lenders a certified copy of a resolution of the Board of Directors of the Borrower giving effect to such designation and an Officers' Certificate certifying that such designation complied with clause (a) of this Section 5.13 and was permitted under Section
6.04. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of this Agreement and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of the Borrower as of such date and, if such Indebtedness is not permitted to be incurred as of such date under Section 6.01, the Borrower will be in default of such covenant. The Board of Directors of the Borrower may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary of the Borrower; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Borrower of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation will only be permitted if (i) such Indebtedness is permitted under Section 6.01, calculated on a pro forma basis as if such designation had occurred at the beginning of the applicable quarterly reference period; and (ii) no Default or Event of Default would be in existence following such designation.

     SECTION 5.14. MAINTENANCE OF INSURANCE.

          (a) The Borrower shall obtain, or cause to be obtained, prior to the launch of the TerreStar-1 Satellite and the TerreStar-2 Satellite (as applicable) and shall maintain, or cause to be maintained, launch insurance with respect to the launch of the TerreStar-1 Satellite and the TerreStar-2 Satellite (as applicable) covering the period from the launch to 180 days or more following the launch thereof on such terms (including coverage period, exclusions, limitations on coverage, co-insurance, deductibles and coverage amount) as is customary in the industry for similar persons at the time of such launch.

          (b) The Borrower shall procure and maintain, or cause to be procured and maintained, Full In-Orbit Insurance for the TerreStar-1 Satellite and the TerreStar-2 Satellite (as applicable); provided that such Full In-Orbit Insurance shall only be required if, and to the extent and on such terms (including coverage period, exclusions, limitations on coverage, co-insurance, deductibles and coverage amount) as is determined by the Board of Directors of the Borrower to be in the best interests of the Borrower as evidenced by a resolution of the Board of Directors.

          (c) Insurance policies required by the foregoing paragraphs obtained or renewed after the Effective Date shall:

               (i) contain no exclusions other than customary exclusions and such specific exclusions applicable to the performance of the satellite (or portion thereof, or the type of satellite or portion thereof, as applicable) being insured as are acceptable to the Board of Directors of the Borrower in order to obtain insurance for a price that is, and on other terms and conditions that are, commercially reasonable; and

               (ii) subject to the proviso in clause (b) of this Section 5.14, provide coverage for all risks of loss and damage to the TerreStar-1 Satellite and the TerreStar-2 Satellite.

          (a) In the event that the Borrower or any Guarantor receives Net Insurance Proceeds relating to the TerreStar-2 Satellite, the Borrower or such Guarantor shall apply such Net Insurance Proceeds in the manner provided under
Section 5.08.

     SECTION 5.15. COMPLIANCE CERTIFICATES.

          (a) The Borrower shall deliver to the Lenders, together with the delivery of financial information under Section 5.01(a), an Officers' Certificate of the chief executive officer and the chief financial officer of the Borrower as to the signers' knowledge of the Borrower's compliance with all conditions and covenants on its part contained in this Agreement and stating whether or not the signer knows of any Default or Event of Default that is then continuing and demonstrating compliance with such covenants in reasonable detail. For the purposes of this Section 5.15, compliance shall be determined without regard to any grace period or requirement of notice provided pursuant to the terms of this Agreement.

          (b) The Borrower shall promptly deliver to the Lenders and in any event within five Business Days of any Officer of the Borrower becoming aware of the occurrence of any Default or Event of Default, an Officers' Certificate setting forth the details of such Default or Event of Default and the action which the Borrower is taking or proposes to take to remedy the same.

          (c) Concurrently with the delivery of the financial information referred to in Section 5.01(a), a certificate of Borrower's registered independent public accounting firm certifying such financial statements and (unless such accountants are prohibited by law or the Public Company Accounting Oversight Board or the Financial Accounting Standards Board (or any successor to either of such bodies) from providing such statement or such accountants are not then providing such statements to their clients as a matter of general policy) stating that in the course of the audit upon which their opinion on such financial statements was based (but without any special or additional audit procedures for the purpose), they obtained knowledge of no condition or event relating to financial matters which constitutes a Default or an Event of Default or, if such accountants shall have obtained in the course of such audit knowledge of any such Default or Event of Default, disclosing in such written statement the nature and period of existence thereof, it being understood that such accountants shall be under no liability, directly or indirectly, to the Lenders for failure to obtain knowledge of any such condition or event.

     SECTION 5.16. ADDITIONAL GUARANTEES.

          (a) If at any time the Borrower or any Restricted Subsidiary acquires or creates another Domestic Subsidiary (other than a Domestic Subsidiary that is a Subsidiary, directly or indirectly, of a Foreign Subsidiary) that owns any assets that constitute or may constitute Collateral, such newly acquired or created Domestic Subsidiary shall, on the date on which it is acquired or created, become a Guarantor by executing and delivering to the Lenders a joinder agreement substantially in form of Exhibit E attached hereto and there shall be no need to re-execute, amend or restate this Agreement in connection therewith, and pursuant to which such Domestic Subsidiary will guarantee, on a joint and several basis, the full and prompt payment of the principal of, premium, if any, and interest on the Loans on a senior secured basis. Upon delivery of any such joinder agreement to the Lenders, notice of which is hereby waived by the Guarantors, each such Domestic Subsidiary shall be a Guarantor and shall be as fully a party hereto as if such Domestic Subsidiary were an original signatory hereto as a Guarantor. Each Guarantor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Guarantor hereunder nor by any election of the Collateral Agent not to cause any Person to become an Guarantor hereunder. This Guaranty shall be fully effective as to any Guarantor that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Guarantor hereunder.

          (b) The Borrower may elect to make any Foreign Subsidiary or any Affiliate a Guarantor, with the consent of any such party, by causing such Person to execute and deliver to the Lenders a joinder agreement substantially in form of Exhibit E attached hereto subject to the terms of this Agreement.

          (c) Each Guarantor shall become a party to the Loan Documents applicable to it. The Borrower (i) shall cause each Subsidiary Guarantor to become a party to the Loan Documents and (ii) shall, or shall cause each Subsidiary Guarantor to, file any financing statement necessary to grant to the Collateral Agent, for the benefit of itself and the Lenders, perfected first priority security interest (subject only to Collateral Permitted Liens) in any Collateral held by such Guarantor, to the extent a security interest therein can be perfected by the filing of a financing statement.

                                   ARTICLE VI

                               NEGATIVE COVENANTS

     Until the Commitment has expired or terminated and the principal of and interest on the Loans and all fees payable hereunder and all other amounts payable under the Loan Documents have been paid in full, Borrower and each Guarantor covenant and agree that:

     SECTION 6.01. INDEBTEDNESS.

          (a) The Borrower shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired
Debt);

          (b) The provisions of clause (a) of this Section 6.01 will not apply to any of the following items of Indebtedness:

               (i) the incurrence by the Borrower and the Restricted Subsidiaries of (A) Existing Indebtedness (including Indebtedness represented by the $500,000,000 principal amount 15% Notes and any additional 15% Notes issued under the 15% Notes Indenture prior to the Effective Date in payment of interest (including interest on interest) thereon), (B) the $150,000,000 principal amount of Exchangeable Notes issued on or about the Effective Date, (C) the $50,000,000 principal amount of additional 15% Notes issued on or about the Effective Date, and (D) without limitation of Section 6.01(d)(i), Indebtedness represented by additional 15% Notes or Exchangeable Notes issued in payment of interest (including interest on interest) on the 15% Notes or Exchangeable Notes referred to in Section 6.01(b)(i)(A), (B) and (C) to be issued on or after the Effective Date;

               (ii) the incurrence by the Borrower and the Restricted Subsidiaries of Indebtedness represented by the Loans and Notes and interest (including interest on interest) on the Loans and Notes;

               (iii) the incurrence by the Borrower or any Restricted Subsidiary of Indebtedness represented by Capital Lease Obligations, mortgage financings or Purchase Money Indebtedness with respect to assets other than Capital Stock or other Investments, including the incurrence of Indebtedness representing the financing of installments of Full In-Orbit Insurance, launch insurance premiums or launch services, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of design, construction, installation or improvement of property, plant or equipment used in a Permitted Business, and Attributable Debt, in an aggregate principal amount not to exceed $50,000,000 at any time outstanding;

               (iv) the incurrence by the Borrower or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to renew, refund, refinance, discharge, defease or replace, Indebtedness permitted under any other clause of this Section 6.01(b) (excluding clause (v)), provided that for purposes of any limit contained in any such other clause the aggregate amount of Indebtedness incurred pursuant to this clause (iv) outstanding at any one time shall be treated as outstanding pursuant to such other clause;

               (v) the incurrence by the Borrower or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Borrower and any of its Restricted Subsidiaries; provided that:

                    (A) if the Borrower or any Restricted Subsidiary is the obligor on such Indebtedness and the payee is not the Borrower or a Restricted Subsidiary, such Indebtedness shall be expressly subordinated to the prior payment in full in cash of all Obligations of the Borrower and the Restricted Subsidiaries hereunder and under the other Loan Documents; and

                    (B) (1) any subsequent issuance or transfer of Equity Interests or any other event that results in any such Indebtedness being beneficially held by a Person other than the Borrower or a Restricted Subsidiary, (2) any sale or other transfer of any such Indebtedness to a Person that is neither the Borrower nor a Restricted Subsidiary or (3) the designation of a Restricted Subsidiary which holds Indebtedness as an Unrestricted Subsidiary will be deemed, in each case, to constitute an incurrence of such Indebtedness by the Borrower or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (v);

               (vi) the incurrence by the Borrower or any of its Restricted Subsidiaries of Hedging Obligations;

               (vii) the Guarantee by the Borrower or any of the Restricted Subsidiaries of Indebtedness of any Restricted Subsidiary that was permitted to be incurred by another provision of this Section 6.01(b); provided that in the case of any such Guarantee by the Borrower, if the Indebtedness being guaranteed is (A) pari passu in right of payment to the Loans, then the Guarantee related to such Indebtedness shall rank equally in right of payment to the Loans, or (B) subordinated in right of payment to the Loans, then the Guarantee of such Indebtedness shall be subordinated in right of payment to the same extent to the Loans;

               (viii) the incurrence of Indebtedness by the Borrower or any of its Restricted Subsidiaries arising from the honoring by a bank or other financial institution of a check, draft or similar instrument (except in the case of daylight overdrafts) in the ordinary course of business inadvertently drawn against insufficient funds, provided, that such Indebtedness is extinguished within five (5) Business Days of incurrence;

               (ix) the incurrence of Indebtedness by the Borrower or any of its Restricted Subsidiaries incurred in respect of workers' compensation claims, self-insurance obligations, bankers' acceptances, performance, surety and similar bonds and completion guarantees provided by the Borrower or any Restricted Subsidiary, in each case, in the ordinary course of business; and

               (x) the incurrence of Indebtedness by the Borrower or any Restricted Subsidiary to finance the purchase or construction of property (real or personal) or equipment that is used for the construction of the Borrower's terrestrial network so long as, at the time of incurrence thereof, the ratio of total consolidated Indebtedness of the Borrower and its Restricted Subsidiaries determined in accordance with GAAP (including Indebtedness under all financings under this clause (x)) to Invested Capital does not exceed 75%.

          (c) The Borrower shall not permit any of the Unrestricted Subsidiaries to incur any Indebtedness other than Non-Recourse Debt. If any Non-Recourse Debt of an Unrestricted Subsidiary shall at any time cease to constitute Non-Recourse Debt or such Unrestricted Subsidiary shall be redesignated a Restricted Subsidiary, such event will be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary.

          (d) For purposes of determining compliance with this Section 6.01:

               (i) in the event that any Indebtedness meets the criteria of more than one of the categories described in clauses (i) through (iv) of Section 6.01(d), the Borrower in its sole discretion, will be permitted to classify such item of Indebtedness at the time of such incurrence in any manner that complies with this Section 6.01;

               (ii) the accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same, or less onerous, terms, the reclassification of preferred stock of the Borrower or any Restricted Subsidiary as Indebtedness due to a change in accounting principles, and the payment of dividends on Disqualified Stock or preferred stock in the form of additional shares of the same class of Disqualified Stock or preferred stock, the accrual of dividends on Disqualified Stock or preferred stock and the accretion of the liquidation preference of Disqualified Stock or preferred stock will not be deemed to be an incurrence of Indebtedness for purposes of this Section 6.01;

               (iii) Indebtedness permitted by this Section 6.01 need not be permitted solely by reference to one provision permitting such Indebtedness, but may be permitted in part by one such provision and in part by one or more other provisions of this Section 6.01 permitting such Indebtedness; and

               (iv) for the purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness denominated in a foreign currency, the dollar-equivalent principal amount of such Indebtedness incurred pursuant thereto shall be calculated based on the relevant currency exchange rate in effect on the earlier of the date that such Indebtedness was incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-dominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-dominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced. Notwithstanding any other provision of this Section 6.01, the maximum amount of Indebtedness that the Borrower or any Restricted Subsidiary may incur pursuant to this Section 6.01 shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies. The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such refinancing Indebtedness is denominated that is in effect on the date of such refinancing.

     SECTION 6.02. LIMITATION ON LIENS. The Borrower and the Restricted Subsidiaries shall not directly or indirectly, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind on the Collateral (other than Collateral Permitted Liens). SECTION 6.03. MERGER, CONSOLIDATION AND SALE OF ALL OR SUBSTANTIALLY ALL ASSETS. The Borrower and the Restricted Subsidiaries shall not, directly or indirectly: (a) consolidate or merge with or into another Person (whether or not the Borrower or such Restricted Subsidiary is the surviving corporation); or (b) sell, assign, transfer, convey, lease or otherwise dispose of all or substantially all of the properties or assets of the Borrower and the Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person; provided that, any Restricted Subsidiary may consolidate with, merge into, sell, assign, convey, lease or otherwise transfer all or part of its properties and assets to the Borrower or another Restricted Subsidiary.

     SECTION 6.04. RESTRICTED PAYMENTS.

          (a) The Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly:

               (i) declare or pay any dividend or make any other payment or distribution on or in respect of the Borrower's or any of its Restricted Subsidiaries' Equity Interests or to the direct or indirect holders of the Borrower's or any of its Restricted Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Borrower and other than dividends or distributions payable to the Borrower or a Restricted Subsidiary of the Borrower);

               (ii) purchase, redeem or otherwise acquire or retire for value (including in connection with any merger or consolidation involving the Borrower) any Equity Interests of the Borrower or any direct or indirect parent of the Borrower;

               (iii) make any principal payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness of the Borrower or any Guarantor (other than intercompany Indebtedness among the Borrower and the Guarantors) that is contractually subordinated to the Obligations of the Borrower and the Guarantors hereunder and under the other Loan Documents, except a payment of principal at the Stated Maturity thereof, or within one year prior to such Stated Maturity; or

               (iv) make any Restricted Investment (all such payments and other actions set forth in these clauses (i) through (iv) above being collectively referred to as "RESTRICTED PAYMENTS").

          (b) So long as no Default has occurred and is continuing or would be caused thereby, the preceding provisions will not prohibit:

               (i) the making of any Restricted Payment in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Borrower) of, Equity Interests of the Borrower (other than Disqualified Stock and other than Equity Interests issued or sold to an employee stock ownership plan or similar trust to the extent such sale to an employee stock ownership plan or similar trust is financed by loans from or guaranteed by the Borrower or any Restricted Subsidiary unless such loans have been repaid with cash on or prior to the date of determination) or from the substantially concurrent contribution of common equity capital to the Borrower; provided that payments of amounts pursuant to this clause shall be excluded from subsequent calculations of the amount of Restricted Payments;

               (ii) the defeasance, redemption, repurchase or other acquisition or retirement for value of Indebtedness of the Borrower or any Guarantor that is contractually subordinated to the Obligations of the Borrower and the Guarantors hereunder and under the other Loan Documents in exchange for, or out of the net cash proceeds of the substantially concurrent incurrence of, Permitted Refinancing Indebtedness (other than to a Subsidiary of the Borrower); provided that payments of amounts pursuant to this clause shall be excluded from subsequent calculations of the amount of Restricted Payments;

               (iii) the payment of any dividend or distribution by a Restricted Subsidiary of the Borrower to the holders of its Equity Interests on a pro rata basis; provided that payments of amounts to the Borrower or any of its Restricted Subsidiaries pursuant to this clause (iii) shall be excluded from subsequent calculations of the amount of Restricted Payments;

               (iv) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Borrower or any Restricted Subsidiary of the Borrower or any direct or indirect parent of the Borrower held by any current or former officer, director or employee of the Borrower or any of its Restricted Subsidiaries or their estates or heirs pursuant to any equity subscription agreement, stock option agreement, shareholders' agreement or similar agreement; provided that the aggregate price paid for all such Equity Interests repurchased, redeemed, acquired or retired pursuant to this clause on and after the 15% Notes Issue Date may not exceed $2,500,000 in the aggregate; provided further that cancellation in connection with a repurchase of Equity Interests of the Borrower of Indebtedness owing to the Borrower from employees, directors, officers or consultants of the Borrower or any of its Subsidiaries incurred to finance the acquisition of such Equity Interests by such individuals shall not be deemed to constitute a Restricted Payment; provided further that payments of amounts pursuant to this clause (iv) shall be excluded from subsequent calculations of the amount of Restricted Payments;

               (v) repurchases of Equity Interests deemed to occur upon the exercise of stock options, warrants or other convertible securities to the extent such Equity Interests represent a portion of the exercise price thereof; provided that payments of amounts pursuant to this clause shall be excluded from subsequent calculations of the amount of Restricted Payments;

               (vi) the declaration and payment of regularly scheduled or accrued dividends to holders of any class or series of Disqualified Stock of the Borrower or any Restricted Subsidiary of the Borrower issued on or after the 15% Notes Issue Date in accordance with the terms of the 15% Notes Indenture; provided that payments pursuant to this clause shall be excluded from subsequent calculations of Restricted Payments;

               (vii) the declaration and payment of dividends by the Borrower to, or the making of loans to, any direct or indirect parent in amounts required for any direct or indirect parent to pay:

                    (A) franchise taxes and other fees, taxes and expenses required to maintain their corporate existence; provided that payments of amounts pursuant to this clause (A) shall be excluded from subsequent calculations of the amount of Restricted Payments;

                    (B) federal, state and local income taxes, to the extent such income taxes are attributable to the income of the Borrower and its Subsidiaries; provided that payments of amounts pursuant to this clause (B) shall be excluded from subsequent calculations of the amount of Restricted Payments;

                    (C) (1) reasonable salary, bonus and other benefits payable to directors, officers and employees of any direct or indirect parent company of the Borrower to the extent such salaries, bonuses and other benefits payable in cash and are substantially attributable to the ownership or operation of the Borrower and its Restricted Subsidiaries and (2) general corporate overhead expenses of any direct or indirect parent company of the Borrower to the extent such expenses payable in cash and are substantially attributable to the ownership or operation of the Borrower and its Restricted Subsidiaries; provided that payments of amounts pursuant to this clause (C) may not exceed $5,000,000 for any fiscal year of the Borrower;

                    (D) costs, fees and expenses incident to a private placement or public offering of any securities of such parent, so long as all of the net proceeds of such offering (if it is completed) are contributed to the Borrower; provided that payments of amounts pursuant to this clause (D) shall be excluded from subsequent calculations of the amount of Restricted Payments; and

                    (E) taxes payable by any direct or indirect parent in connection with a contribution of shares of SkyTerra common stock to the Borrower pursuant to the TerreStar Parent Funding Agreement; provided that such taxes relate to increases in the value of such shares after their issuance to Motient Ventures Holding Inc., and provided, further that payments of amounts pursuant to this clause (E) shall be excluded from subsequent calculations of the amount of Restricted Payments; and

               (viii) other Restricted Payments in an aggregate amount since the Effective Date not to exceed $2,000,000; and

               (ix) Restricted Payments made pursuant to the Transfer
Agreements.

          (c) The amount of all Restricted Payments (other than cash) will be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Borrower or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any non-cash Restricted Payment that is required to be valued by this covenant shall be determined by the Board of Directors of the Borrower acting in good faith, whose resolution with respect thereto will be delivered to the Lenders. The Board of Directors' determination must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if the fair market value exceeds $10,000,000.

     SECTION 6.05. TRANSACTIONS WITH AFFILIATES.

          (a) The Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Borrower (each, an "AFFILIATE TRANSACTION").

          (b) Notwithstanding the foregoing, none of the following shall be prohibited by Section 6.05(a) or be deemed to be Affiliate Transactions:

               (i) reasonable and customary (A) directors' fees and indemnification and similar arrangements, (B) consulting fees in an amount not to exceed $250,000 per fiscal year, (C) employee salaries, bonuses and employment agreements (including indemnification arrangements) and (D) compensation or employee benefit arrangements and incentive arrangements with any officer, director or employee entered into in the ordinary course of business (including customary benefits thereunder) and payments pursuant thereto;

               (ii) transactions between or among the Borrower and/or any of its Restricted Subsidiaries and Guarantees issued by and other transactions of the Borrower or any of its Restricted Subsidiaries for the benefit of the Borrower or any of its Restricted Subsidiaries, as the case may be;

               (iii) transactions with a Person (other than an Unrestricted Subsidiary of the Borrower) that is an Affiliate of the Borrower or any Restricted Subsidiary solely because the Borrower or any Restricted Subsidiary owns an Equity Interest in, or controls, such Person;

               (iv) the pledge of Equity Interests of Unrestricted Subsidiaries to support the Indebtedness thereof;

               (v) issuances and sales of Equity Interests (other than Disqualified Stock) of the Borrower to Affiliates of the Borrower and the granting of registration and other customary rights in connection therewith, or the receipt of capital contributions from Affiliates of the Borrower that are not Restricted Subsidiaries of the Borrower solely in exchange for Equity Interests (other than Disqualified Stock) of the Borrower;

               (vi) Restricted Payments that are permitted by Section 6.04 and Permitted Investments (other than pursuant to clauses (a) or (c) of the definition of "PERMITTED INVESTMENTS");

               (vii) the performance of obligations of the Borrower or any of its Restricted Subsidiaries under the terms of any agreement to which the Borrower or any Restricted Subsidiaries is a party as of or on the Effective Date, substantially as described therein, as these agreements may be amended, modified, supplemented, extended or renewed from time to time; provided that any future amendment, modification, supplement, extension or renewal entered into after the Effective Date will be permitted to the extent that its terms are not materially more disadvantageous to the Lenders than the terms of the agreements in effect on the Effective Date;

               (viii) the performance of obligations of the Borrower or any of its Subsidiaries under the terms of (i) the Investment Agreements (and any other agreement contemplated thereby), the Transfer Agreements, the TerreStar Parent Funding Agreement and the TerreStar Shareholders Agreement, as these agreements may be amended, modified, supplemented, extended or renewed from time to time; provided, that any future amendment, modification, supplement extension or renewal entered into after the Effective Date will be permitted to the extent that its terms are not more disadvantageous in any material respect to the Lenders than the terms of the agreements in effect on the Effective Date and
(ii) the TerreStar Canada Credit Facility, as amended, modified, supplemented, extended or renewed from time to time; provided, that any future amendment, modification, supplement extension or renewal entered into after the Effective Date will be subject to prior written consent of the Required Lenders;

               (ix) any transaction in which the Borrower or any of its Restricted Subsidiaries delivers to the Lenders a letter issued by an investment banking, appraisal or accounting firm of national standing stating that such transaction is fair from a financial point of view; and

               (x) transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Agreement which are fair to the Borrower and its Restricted Subsidiaries, in the reasonable determination of the Board of Directors or the senior management of the Borrower, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party.

     SECTION 6.06. LIMITATION ON LINES OF BUSINESS. The Borrower shall not, and shall not permit any Restricted Subsidiary to, engage in any business other than Permitted Businesses.

     SECTION 6.07. DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING RESTRICTED SUBSIDIARIES.

          (a) The Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

               (i) pay dividends or make any other distributions on its Capital Stock to the Borrower or any of its Restricted Subsidiaries (it being understood that the priority of any preferred stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on common stock shall not be deemed a restriction on the ability to make distributions on Capital Stock) or pay any Indebtedness owed to the Borrower or any of its Restricted Subsidiaries;

               (ii) make loans or advances to the Borrower or any of its Restricted Subsidiaries (it being understood that the subordination of loans or advances made to the Borrower or any of its Restricted Subsidiaries to other Indebtedness incurred by the Borrower or any of its Restricted Subsidiaries shall not be deemed a restriction on the ability to make loans or advances); or

               (iii) sell, lease or transfer any of its properties or assets to the Borrower or any of its Restricted Subsidiaries.

          (b) The preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

               (i) agreements governing Existing Indebtedness as in effect on the Effective Date (including the 15% Notes Indenture and the Exchangeable Notes Indenture) and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of those agreements; provided that the amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are no more restrictive in any material respect, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the Effective Date;

               (ii) this Agreement and the other Loan Documents;

               (iii) the Transfer Agreements;

               (iv) applicable law or any applicable rule, regulation or order;

               (v) any instrument government Indebtedness or Capital Stock of a Person acquired by the Borrower or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, including any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of any such agreements or instruments; provided that the amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are no more restrictive in any material respect, taken as a whole, than those contained in the agreements governing such original agreement or instrument; provided, further, that, in the case of Indebtedness, such Indebtedness was permitted by Section 6.01;

               (vi) in the case of Section 6.07(a)(iii):

                    (A) a lease, license or similar contract that restricts in a customary manner the subletting, assignment or transfer of any subject property or asset, or the assignment or transfer of any such lease, license or other contract;

                    (B) mortgages, pledges or other security agreements otherwise permitted under this Agreement securing Indebtedness of the Borrower or any of its Restricted Subsidiaries to the extent such encumbrances or restrictions restrict the transfer of the property subject to such mortgages, pledges or other security agreements; or

                    (C) reciprocal easement agreements of the Borrower or any of its Restricted Subsidiaries containing customary provisions restricting dispositions of the subject real property interests;

          (vii) leases and other agreements containing net worth provisions entered into by the Borrower or any Restricted Subsidiary in the ordinary course of business;

          (viii) Purchase Money Indebtedness for property acquired in the ordinary course of business and Capital Lease Obligations permitted under this Agreement that, in each case, impose restrictions on the property purchased or leased of the nature described in Section 6.07(a)(iii);

          (ix) any agreement for the sale or other disposition of assets or Capital Stock of a Restricted Subsidiary permitted under this Agreement that restricts the sale of assets, distributions or loans by that Restricted Subsidiary pending its sale or other disposition;

          (x) Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive in any material respect, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

          (xi) Liens securing Indebtedness otherwise permitted to be incurred under the 15% Notes Indenture that limit the right of the debtor to dispose of the assets subject to such Liens;

          (xii) provisions with respect to the disposition or distribution of assets or property in joint venture agreements and other similar agreements entered into in the ordinary course of business; provided that such restrictions apply only to the assets or property subject to such agreements;

          (xiii) any agreement or instrument entered into after the Effective Date; provided that the encumbrances or restrictions in such agreement or instrument are not materially more restrictive, taken as a whole, than those contained in this Agreement or the other Loan Documents; and

          (xiv) restrictions on cash or other deposits or net worth under contracts or leases entered into in the ordinary course of business.

     SECTION 6.08. LIMITATION ON ASSET SALES OF THE COLLATERAL. The Borrower shall not, and shall not permit any of the Guarantor Subsidiaries to, consummate an Asset Sale of all or any part of the Collateral.

     SECTION 6.09. LIMITATION ON TRANSFER OF THE COLLATERAL. The Borrower shall not assign, transfer, or otherwise convey any of the Collateral to any Person other than a Guarantor in compliance with clause (b) of the definition of "Asset Sale".

     SECTION 6.10. LIMITATION ON AMENDMENTS TO PAYMENTS UNDER THE TERRESTAR-2 CONSTRUCTION AGREEMENT. The Borrower shall not amend any payment date or the amount of any payment in respect of the TerreStar-2 Satellite required to be made by the Borrower to the Satellite Manufacturer under Exhibit E of the TerreStar-2 Construction Agreement without the prior written consent of the Required Lenders.

                                  ARTICLE VII

                                EVENTS OF DEFAULT

     SECTION 7.01. EVENTS OF DEFAULT. Each of the following is an "EVENT OF DEFAULT" under this Agreement:

          (a) default in the payment when due (at maturity, at a date fixed for prepayment thereof or otherwise) of the principal of or premium, if any, on, the Loans;

          (b) default in the payment when due of interest on the Loans, any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement or under any other Loan Document for more than five (5) Business Days;

          (c) any representation or warranty made or deemed made by or on behalf of the Borrower in or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof, shall prove to have been materially inaccurate or false when made or deemed made;

          (d) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02(a), 5.03, or Article VI of this Agreement;

          (e) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in this Agreement or any other Loan Document or any Guarantor shall fail to observe or perform any covenant, condition or agreement contained in a Guarantee (other than those specified in clause (a), (b), (c) or (d) of this Article, as applicable) and such failure shall continue unremedied for a period of thirty (30) or more days after the earlier of (i) an Officer of such Person obtaining actual knowledge thereof and (ii) such Person receiving notice thereof from any Lender;

          (f) (i) TerreStar Parent, the Borrower, the FCC License Subsidiary or any other Restricted Subsidiary shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors seeking to have an order for relief entered with respect to it, or seeking to adjudicate it as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or TerreStar Parent, the Borrower, the FCC License Subsidiary or any other Restricted Subsidiary shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against TerreStar Parent, the Borrower, the FCC License Subsidiary or any other Restricted Subsidiary any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against TerreStar Parent, the Borrower, the FCC License Subsidiary or any Restricted Subsidiary any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) TerreStar Parent, the Borrower, the FCC License Subsidiary or any Restricted Subsidiary shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due;

          (g) either (i) the Lien created by the Security Documents shall at any time not constitute a valid and perfected first priority Lien (subject to other Liens permitted under Section 6.02) under the laws of the jurisdiction where the Collateral is located on the Collateral in favor of Collateral Agent, on behalf of the Lenders, free and clear of all other Liens (other than Liens permitted under Section 6.02); provided, that the foregoing event shall not constitute an Event of Default if such event occurs solely as a result of any action taken by the Collateral Agent, any Lender or their respective representatives or (ii) with respect to any Collateral, the Borrower or any Guarantor asserts, in any pleading in any court of competent jurisdiction, that such Lien is invalid or unenforceable;

          (h) except as permitted by this Agreement, any material provision of any Guarantee, shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect, or the Borrower, any Guarantor, or any Person acting on behalf of the Borrower or any such Guarantor, shall deny or disaffirm its obligations under its Guarantee;

          (i) either (i) any of the Loan Documents at any time for any reason is declared null and void, or (ii) there occurs any enforcement action against the Collateral;

          (j) failure by the Borrower or any Restricted Subsidiary to pay final judgments entered by a court or courts of competent jurisdiction (not subject to appeal) aggregating in excess of $10,000,000 (net of any amounts covered by insurance from a reputable and creditworthy insurance company), which judgments are not paid, discharged or stayed for a period of 60 days after the date on which the right to appeal has expired;

          (k) the occurrence of any ERISA Event that when taken together with all other ERISA Events that have occurred, could be expected to result in liability of the Borrower and its Subsidiaries in an aggregate amount exceeding $10,000,000;

          (l) the occurrence of any Change of Control;

          (m) TerreStar Parent, the Borrower or any Restricted Subsidiary is enjoined, restrained, or in any way prevented by court order or any Governmental Authority from continuing to conduct all or any material part of its business affairs;

          (n) the occurrence of any uninsured loss to any material portion of the Collateral;

          (o) (i) a denial, revocation, cancellation or relinquishment, as applicable, of any Material License held by the Borrower, TerreStar Canada or a Guarantor to operate satellite component or ATC facilities, unless the revocation, cancellation or relinquishment (1) remains subject to reconsideration, review, or appeal at the FCC, Industry Canada, or any court, as applicable; provided that during the pendency of such reconsideration, review or appeal the Borrower, TerreStar Canada or Guarantor, as applicable, is permitted to exercise its rights under the applicable Material License and continues to conduct its business in the ordinary course, or (2) is accompanied by the issuance of a substitute or successor license, permit, or authorization of substantially equivalent utility or the Borrower, TerreStar Canada or a Restricted Subsidiary of the Borrower already holds a license, permit, or authorization of substantially equivalent utility; (ii) Borrower's failure to secure the FCC ATC Authorization by the ATC Operational Date; provided, that, with respect to this clause (ii), such date shall be extended for up to three
(3) additional one (1) month periods, so long as (A) the Borrower is engaged in good faith efforts to secure the FCC ATC Authorization and (B) the Interest Rate then in effect increases as provided in Section 2.07(b)(iii).

          (p) failure to satisfy (i) (x) the FCC's implementation milestone to launch the TerreStar-1 Satellite on or prior to September 30, 2008, (y) the FCC's implementation milestone to certify that the satellite system is operational on or prior to November 30, 2008, or (z) Industry Canada's implementation milestone to place the TerreStar-1 Satellite into its assigned orbital position on or prior to November 30, 2008, unless in the case of (x),
(y) or (z), such milestone has been waived by the applicable Governmental Authority, or (ii) any extended deadline issued by the applicable Governmental Authority of the respective implementation milestones listed in (i) above (whichever is later), unless in the case of (i)(x), (y) or (z) or (ii), the Borrower has filed an appropriate application for waiver or extension of such milestone or deadline which application has not been denied;

          (q) failure to obtain Spectrum Contribution Approval on or prior to July 23, 2008; and

          (r) (i) a default shall occur in the payment of any amount when due (beyond any applicable grace period), whether by acceleration or otherwise, of any principal or stated amount of, or interest or fees on, any Indebtedness (other than the Obligations under this Agreement or the other Loan Documents) of TerreStar Parent, the Borrower, the FCC License Subsidiary or any other Restricted Subsidiary having a principal or stated amount, individually or in the aggregate, in excess of $10,000,000, or a default shall occur in the performance or observance of any obligation or condition with respect to any such Indebtedness if the effect of such default is to accelerate the maturity of such Indebtedness or to permit the holder or holders of such Indebtedness, or any trustee or agent for such holders, to cause or declare such Indebtedness to become immediately due and payable, (ii) a default shall occur (after expiration of any available grace or cure periods) in the performance or observance of any obligation or condition with respect to any Indebtedness which has been subordinated (whether as to payment or Lien priority) to the Obligations under this Agreement or the other Loan Documents or the Collateral Agent's Liens in the Collateral or any such Indebtedness shall be required to be or prepaid, redeemed, purchased or defeased, or require an offer to purchase or defease such Indebtedness to be made, prior to its expressed maturity or (iii) any Indebtedness of TerreStar Parent, the Borrower, the FCC License Subsidiary or any other Restricted Subsidiary having a principal or stated amount, individually or in the aggregate, in excess of $10,000,000 shall otherwise be required to be prepaid, redeemed, purchased or defeased, or require an offer to purchase or defease such Indebtedness to be made, prior to its expressed maturity.

     The foregoing shall constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

     SECTION 7.02. ACCELERATION.

          (a) In the case of an Event of Default specified in clause (f) of
Section 7.01, the Commitment shall automatically terminate, and the principal of the Loans then unpaid, together with accrued and unpaid interest thereon and all fees and other Obligations of the Borrower and the Guarantors accrued hereunder and under the other Loan Documents, shall automatically become due and payable in cash, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower and the Guarantors.

          (b) If any other Event of Default occurs and is continuing, any Electing Lender may, by notice to the Borrower, take either or both of the following actions, at the same or different times: terminate the Commitment of such Electing Lender and declare the portion of the Loans owed to such Electing Lender then unpaid to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of such Loans so declared to be due and payable, together with accrued and unpaid interest thereon and all fees and other Obligations of the Borrower and the Guarantors owed to such Electing Lender and accrued hereunder and under the other Loan Documents, shall become due and payable in cash immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower and the Guarantors. In the case of an Event of Default specified in clause (f) of
Section 7.01 or any declaration specified in clause (b) of this Section 7.02, the Lenders or any Electing Lender (as the case may be) may pursue any available remedy to collect the payment of principal of or interest on the Loans or to enforce the performance of any provision of this Agreement and any other Loan Document.

     SECTION 7.03. WAIVER OF DEFAULTS. At any time prior to the date of any acceleration pursuant to Section 7.02(a) or (b), the Required Lenders may, on behalf of the Lenders, waive any existing Default or Event of Default and its consequences under this Agreement or any other Loan Document. When a Default or Event of Default is waived, it is deemed cured and ceases to exist and shall be deemed to have been cured and waived for every purpose under this Agreement and the other Loan Documents, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any consequent right of any Lender or the Collateral Agent.

     SECTION 7.04. RIGHTS AND REMEDIES CUMULATIVE. No right or remedy conferred or reserved to Collateral Agent or any Lender under this Agreement or any other Loan Document is intended to be exclusive of any other right or remedy, and all such rights and remedies are, to the extent permitted by law, cumulative and in addition to every other right and remedy hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or exercise of any right or remedy hereunder, or otherwise, will not prevent the concurrent or subsequent assertion or exercise of any other right or remedy.

     SECTION 7.05. DELAY OR OMISSION NOT WAIVER. No delay or omission of any Lender to exercise any right or remedy accruing upon any Event of Default will impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article VII or by law to the Electing Lenders or to the Lenders, as the case may be, may be exercised from time to time, and as often as may be deemed expedient, by the Electing Lenders, the Required Lenders or by the Lenders, as the case may be.

                                  ARTICLE VIII

                                   GUARANTEES

     SECTION 8.01. GUARANTEES.

          (a) Each Guarantor hereby jointly and severally unconditionally and irrevocably guarantees, as a primary obligor and not merely as a surety, to each Lender and to the Collateral Agent and their respective successors and assigns
(i) the full and punctual payment of principal of, premium, if any, and interest on all Obligations of the Borrower arising under this Agreement, the Notes and the other Loan Documents, when due, whether at maturity, by acceleration, by required pre-payment or otherwise, subject to any applicable grace period and
(ii) the full and punctual performance and observance within applicable grace periods of all other obligations, covenants, agreements and conditions of the Borrower, whether for expenses, indemnification or otherwise under this Agreement (all of the foregoing being hereinafter collectively referred to as the "GUARANTEED OBLIGATIONS"). Each Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from each such Guarantor, and that each such Guarantor shall remain bound under this Article VIII notwithstanding any extension or renewal of any Guaranteed Obligation.

          (b) Each Guarantor waives presentation to, demand of, payment from and protest to the Borrower of any of the Guaranteed Obligations and also waives notice of protest for nonpayment. Each Guarantor waives notice of any default under the Loans or the Guaranteed Obligations. The obligations of each Guarantor hereunder shall not be affected by (i) the failure of any Lender or the Collateral Agent to assert any claim or demand or to enforce any right or remedy against the Borrower or any other Person under this Agreement, any of the other Loan Documents or any other agreement or otherwise; (ii) any extension or renewal of any Guaranteed Obligations; (iii) any rescission, waiver, amendment or modification of any of the terms or provisions of this Agreement, any of the other Loan Documents or any other agreement; (iv) the release of any security held by any Lender or the Collateral Agent for the Guaranteed Obligations or any of them; (v) the failure of any Lender or the Collateral Agent to exercise any right or remedy against any other guarantor of the Guaranteed Obligations; or
(vi) any change in the ownership of such Guarantor, except as provided in
Section 6.03.

          (c) Each Guarantor further agrees that its Guarantee herein constitutes a Guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Lender or the Collateral Agent to any security held for payment of the Guaranteed Obligations. Each Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against the Borrower or any other Person. The obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Lender or the Collateral Agent to assert any claim or demand or to enforce any remedy under this Agreement, any of the other Loan Documents or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Guaranteed Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of any Guarantor or would otherwise operate as a discharge of any Guarantor as a matter of law or equity.

          (d) Each Guarantor further agrees that its Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Guaranteed Obligation is rescinded or must otherwise be restored by any Lender or the Collateral Agent upon the bankruptcy or reorganization of the Borrower or otherwise.

          (e) In furtherance of the foregoing and not in limitation of any other right which any Lender or the Collateral Agent has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Borrower to pay the principal of or premium, if any, or interest on any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, by required pre-payment or otherwise, or to perform or comply with any other Guaranteed Obligation, each Guarantor hereby promises to and shall, upon receipt of written demand by the Collateral Agent, forthwith pay, or cause to be paid, in cash, to the Lenders or the Collateral Agent an amount equal to the sum of
(i) the unpaid principal amount of such Guaranteed Obligations, (ii) accrued and unpaid interest or premium, if any, on such Guaranteed Obligations (but only to the extent not prohibited by law) and (iii) all other monetary Guaranteed Obligations of the Borrower to the Lenders and the Collateral Agent.

          (f) Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Lenders in respect of any Guaranteed Obligations guaranteed hereby until payment in full of all Guaranteed Obligations. Each Guarantor further agrees that, as between it, on the one hand, and the Lenders and the Collateral Agent, on the other hand, (x) the maturity of the Guaranteed Obligations guaranteed hereby may be accelerated as provided in
Article VII for the purposes of any Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in
Article VII, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purposes of this Section.

     SECTION 8.02. LIMITATION ON LIABILITY. Any term or provision of this Agreement to the contrary notwithstanding, the maximum aggregate amount of the obligations guaranteed hereunder by any Guarantor shall not exceed the maximum amount that can be guaranteed without rendering this Agreement and the respective Guarantee, as it relates to such Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

     SECTION 8.03. SUCCESSORS AND ASSIGNS. This Article VIII shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Collateral Agent and the Lender and, in the event of any transfer or assignment of rights by any Lender or the Collateral, the rights and privileges conferred upon such party in this Agreement and the other Loan Documents shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Agreement.

     SECTION 8.04. EXECUTION AND DELIVERY OF THE GUARANTEE. The execution by each Guarantor of this Agreement (or a joinder agreement substantially in form of Exhibit E attached hereto in accordance with Section 5.16(a)) evidences the Guarantee of such Guarantor.

                                   ARTICLE IX

                              THE COLLATERAL AGENT

     SECTION 9.01. APPOINTMENT. Each Lender hereby appoints U.S. Bank National Association as its Collateral Agent under and for purposes of each Loan Document, and hereby authorizes the Collateral Agent to act on behalf of such Lender under each Loan Document and, in the absence of other written instructions from the Lenders pursuant to the terms of the Loan Documents received from time to time by the Collateral Agent, to exercise such powers hereunder and thereunder as are specifically delegated to or required of the Collateral Agent by the terms hereof and thereof, together with such powers as may be incidental thereto. Each Lender hereby irrevocably designates and appoints the Collateral Agent as the agent of such Lender. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Collateral Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Collateral Agent.

     SECTION 9.02. DELEGATION OF DUTIES. The Collateral Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Collateral Agent shall not be responsible for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.

     SECTION 9.03. EXCULPATORY PROVISIONS. Neither the Collateral Agent nor any of its respective officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (a) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from its or such Person's own gross negligence or willful misconduct) or (b) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by TerreStar Parent, the Borrower, the FCC License Subsidiary or any other Guarantor or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Collateral Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of TerreStar Parent, the Borrower, the FCC License Subsidiary or any other Guarantor or other Person to perform its obligations hereunder or thereunder. The Collateral Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of TerreStar Parent, the Borrower, the FCC License Subsidiary or any other Guarantor.

     SECTION 9.04. RELIANCE BY THE COLLATERAL AGENT. The Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to the Borrower and the Guarantors), independent accountants and other experts selected by the Collateral Agent. The Collateral Agent may deem and treat the payee of any note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Collateral Agent. The Collateral Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or, if so specified by this Agreement, all or other requisite Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or, if so specified by this Agreement, all Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

     SECTION 9.05. NOTICE OF DEFAULT. The Collateral Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Collateral Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Collateral Agent receives such a notice, the Collateral Agent shall give notice thereof to the other Lenders. The Collateral Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all Lenders or any other instructing group of Lenders specified by this Agreement); provided, that unless and until the Collateral Agent shall have received such directions, the Collateral Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as the Collateral Agent shall deem advisable in the best interests of the Lenders.

     SECTION 9.06. NON-RELIANCE ON THE COLLATERAL AGENTS AND OTHER LENDERS. Each Lender expressly acknowledges that neither the Collateral Agent nor any of its respective officers, directors, employees, agents, attorneys-in-fact or Affiliates have made any representations or warranties to it and that no act by the Collateral Agent hereafter taken, including any review of the affairs of the Borrower, any Guarantor or any their Affiliates, shall be deemed to constitute any representation or warranty by the Collateral Agent to any Lender. Each Lender represents to the Collateral Agent that it has, independently and without reliance upon the Collateral Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower, the Guarantors and their Affiliates and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Collateral Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower, the Guarantors and their Affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Collateral Agent hereunder, the Collateral Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Borrower, any Guarantor, or any their Affiliates that may come into the possession of the Collateral Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

     SECTION 9.07. INDEMNIFICATION. The Lenders agree to indemnify the Collateral Agent in its capacity as such (to the extent not reimbursed by the Borrower and the Guarantors and without limiting the obligation of the Borrower and the Guarantors to do so), ratably according to their respective Commitments in effect on the date on which indemnification is sought under this Section 9.07, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against the Collateral Agent in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents, or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Collateral Agent under or in connection with any of the foregoing; provided, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the Collateral Agent's gross negligence or willful misconduct. The agreements in this Section 9.07 shall survive the payment of the Loans and all other amounts payable hereunder.

     SECTION 9.08. SUCCESSOR COLLATERAL AGENTS. The Collateral Agent may resign as Collateral Agent upon twenty (20) days' notice to the Lenders and the Borrower. If the Collateral Agent shall resign as the Collateral Agent in such capacity under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor collateral agent, which successor collateral agent shall (unless an Event of Default shall have occurred and be continuing) be subject to approval by the Borrower (which approval shall not be unreasonably withheld or delayed), whereupon such successor collateral agent shall succeed to the rights, powers and duties of the Collateral Agent in its applicable capacity, and the term "Collateral Agent" shall mean such successor agent effective upon such appointment and approval, and the former Collateral Agent's rights, powers and duties as Collateral Agent in its applicable capacity shall be terminated, without any other or further act or deed on the part of such former Collateral Agent or any of the parties to this Agreement or any holders of the Loans. If no applicable successor collateral agent has accepted appointment as the Collateral Agent in its applicable capacity by the date that is twenty (20) days following such retiring Collateral Agent's notice of resignation, such retiring Collateral Agent's resignation shall nevertheless thereupon become effective and the Lenders shall assume and perform all of the duties of the Collateral Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. After the retiring Collateral Agent's resignation as the Collateral Agent or the Collateral Agent, as applicable, the provisions of this Article IX shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Collateral Agent under this Agreement and the other Loan Documents.

     SECTION 9.09. THE COLLATERAL AGENT GENERALLY. Except as expressly set forth herein, the Collateral Agent shall not have any duties or responsibilities hereunder in its capacity as such.

     SECTION 9.10. AGENCY FOR PERFECTION. Collateral Agent hereby appoints each other Lender as its agent (and each Lender hereby accepts such appointment) for the purpose of perfecting the Collateral Agent's Liens in assets which, in accordance with Article 8 or Article 9, as applicable, of the Uniform Commercial Code of any applicable state can be perfected only by possession or control. Should any Lender obtain possession or control of any such Collateral, such Lender shall notify Collateral Agent thereof, and, promptly upon Collateral Agent's request therefor shall deliver possession or control of such Collateral to Collateral Agent or in accordance with Collateral Agent's instructions.

                                   ARTICLE X

                                  MISCELLANEOUS

     SECTION 10.01. NOTICES. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

          (a) if to the Borrower or any Restricted Subsidiary, to:

              TerreStar Networks Inc.
              12010 Sunset Hills Road, 9th Floor
              Reston, Virginia  20190
              Attention: Jeffrey Epstein
              Tel: (703) 483-7806
              Fax: (703) 476-7143

              with a copy to:

              Gibson, Dunn & Crutcher LLP
              200 Park Avenue
              New York, New York  10166
              Attention:  Joerg H. Esdorn

          (b) if to Collateral Agent, to:

              U.S. Bank National Association
              60 Livingston Avenue
              EP-MN-WS3C
              St. Paul, Minnesota 55107-2292
              Attention: Corporate Trust Administration
              Tel: (651) 495-3918
              Fax: (651) 495-8097

          (c) if to any Lender, to:

              Harbinger Capital Partners Master Fund I, Ltd.
              Harbinger Capital Partners Special Situations Fund, L.P. c/o Harbinger Capital Partners Funds
              555 Madison Avenue, 16th Floor
              New York, New York 10022
              Attn: Jeffrey T. Kirshner, Esq.
              Facsimile: 212-508-3721

              with copies to (such copies not constituting notice hereunder):

              Harbert Management Corporation
              One Riverchase Parkway South
              Birmingham, Alabama 35244
              Attn: General Counsel
              Facsimile: 205-987-5568

              and

              Bingham McCutchen LLP
              399 Park Avenue
              New York, New York  10022
              Attention:  Frederick F. Eisenbiegler
              Telecopier: (212) 752-5378
              Telephone:  (212) 705-7000

              and to:

              EchoStar Corporation
              90 Inverness Circle E.
              Englewood, Colorado 80112
              Attention: Ms. Ximena Amaya
              Tel: 1-800-699-7188 x83787
              Fax: (___) ___-____

              with copies to (such copies not constituting notice hereunder):

              Sullivan & Cromwell LLP
              1870 Embarcadero Road
              Palo Alto, California 94303
              Attention: Scott Miller
              Tel: (650) 461-5600
              Fax: (650) 461-5700

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof, upon receipt of telefacsimile or telex, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed.

     SECTION 10.02. WAIVERS; AMENDMENTS.

          (a) NO DEEMED WAIVERS; REMEDIES CUMULATIVE. No failure or delay by Collateral Agent or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of Collateral Agent and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default or Event of Default, regardless of whether Collateral Agent or any Lender may have had notice or knowledge of such Default or Event of Default at the time.

          (b) AMENDMENTS.

               (i) Subject to the provisions of Section 10.05, neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders; provided that no such amendment or waiver shall (A) increase any Commitment of any Lender without the prior written consent of such Lender, (B) reduce the principal of, or rate of interest on, any Loan or any fees specified herein, due to a Lender without the prior written consent of each Lender directly affected thereby, (C) postpone or otherwise change the date fixed for any payment of principal of, or interest on, any Loan or any fees hereunder due to a Lender or for any termination of any Commitment of a Lender, without the prior written consent of each Lender directly affected thereby, (D) decrease any amount payable to a Lender pursuant to the provisions of Article II hereof, without the prior written consent of each Lender directly affected thereby, (E) release the Borrower from its obligations hereunder or release a Guarantor from its obligations under the Subsidiary Guarantee (except as expressly permitted hereby or thereby), without the prior written consent of all of the Lenders, (F) release Collateral from the Liens created by the Security Documents (except as expressly permitted hereby or thereby), without the prior written consent of all of the Lenders, (G) amend or modify the provisions of this Section 10.02(b), without the prior written consent of all of the Lenders, or (H) amend the definition of "Required Lenders," without the prior written consent of all of the Lenders. No such amendment, modification, waiver or consent shall adversely affect the rights and obligations of the Collateral Agent, if any, without their prior written consent. Collateral Agent, each Lender and Participant shall be bound by any amendment, modification, waiver or consent authorized as provided herein (whether or not any applicable Note shall have been marked to indicate such amendment, modification, waiver or consent); and any consent by any holder of a Loan, a Commitment or a Note shall bind any Person subsequently acquiring such Loan, Commitment or Note (whether or not any applicable Note is so marked).

               (ii) Notwithstanding the foregoing provisions of this Section 10.02(b), in connection with any issue arising under this Agreement or any Loan Document, any Lender may, in its sole discretion, request to receive material, non-public information relating to the Borrower or its business and (A) use such information in connection with such issue, (B) disregard such information and use only Information in connection with such issue or (C) waive its rights with respect to such issue, in which case, such Lender will agree to vote and will be deemed to have voted its Commitment under this Agreement pro rata in accordance with the percentage of the Commitment voted in favor of, and the percentage of the Commitment voted against, any such issue.

     SECTION 10.03. EXPENSES; INDEMNITY; DAMAGE WAIVER; COMMITMENT FEE.

          (a) COSTS AND EXPENSES. The Borrower shall pay (i) all reasonable expenses incurred by Collateral Agent, any Lender and their respective Affiliates (including the fees, charges and disbursements of their counsel) in connection with the preparation of this Agreement and the other Loan Documents,
(ii) all reasonable expenses incurred by Collateral Agent, any Lender and their respective Affiliates, including the reasonable fees, charges and disbursements of their counsel, in connection with the administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof, (iii) all reasonable expenses incurred by Collateral Agent, any Lender and their respective Affiliates, including the fees, charges and disbursements of any counsel therefor, in connection with the enforcement or protection of its rights in connection with this Agreement and the other Loan Documents, including its rights under this Section, or in connection with the Loans made hereunder, including in connection with any workout, restructuring or negotiations in respect thereof and (iv) all taxes, assessments and other charges and reasonable costs and expenses incurred in connection with any filing, registration, recording or perfection of any security interest contemplated by any Loan Document or any other document referred to therein.

          (b) INDEMNIFICATION BY THE BORROWER. The Borrower shall indemnify Collateral Agent, each Lender and each Related Party of the Lender (each such Person being called an "INDEMNITEE") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or the use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any Environmental Liability related in any way to the Borrower, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.

          (c) WAIVER OF CONSEQUENTIAL DAMAGES, ETC. To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or the use of the proceeds thereof.

          (d) PAYMENTS. All amounts due under this Section shall be payable upon written demand therefor.

     SECTION 10.04. SUCCESSORS AND ASSIGNS.

          (a) ASSIGNMENTS GENERALLY. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder or under the other Loan Documents without the prior written consent of the Lenders (and any attempted assignment or transfer by the Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their permitted successors and assigns and, to the extent expressly contemplated hereby, the Related Parties of any Lender) any legal or equitable right, remedy or claim under or by reason of this Agreement.

          (b) ASSIGNMENT BY THE LENDERS. Any Lender may assign all or a portion of the Loans and of its rights, duties and obligations under this Agreement (including all or a portion of the Commitment) and the other Loan Documents to any other Person without the prior written consent of the Borrower, provided that (i) the aggregate outstanding principal amount of the Loans (or the Commitment) subject to any such assignment shall be $5,000,000 or a whole multiple thereof, unless such assignment is of such Lender's entire interest and
(ii) as long as no Default of the type described in clauses (i) or (ii) of
Section 7.01 or Event of Default of the type described in clause (f) of Section
7.01 shall have occurred and be continuing at such time, no such assignment shall be made to any Person other than an Eligible Assignee without the Borrower's prior written consent. Upon execution and delivery by the assignee to the Borrower of an instrument in writing pursuant to which such assignee agrees to become a "Lender" hereunder and Borrower's consent, if applicable, the assignee shall have the obligations, rights and benefits hereunder of the assigning Lender in respect of the Commitment (or portion thereof) and Loan(s) theretofore held by such Lender, and the assigning Lender shall be released from the Commitment (or portion thereof) so assigned. For purposes of this Section 10.04(b), the term "ELIGIBLE ASSIGNEE" means (A) a Lender or any Affiliate thereof, (B) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company or similar financial institution or entity organized under the laws of
(x) the United States, or any state thereof, or (y) any other country which is a member of the OECD, or a political subdivision of any such country, provided that such bank is acting through a branch or agency located either in the country in which it is organized, another country which is also an OECD member or the Cayman Islands and (C) any Person (other than a natural person) that is or will be engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit and has assets under management of at least $500,000,000. "ELIGIBLE ASSIGNEE" shall not include a competitor of the Borrower.

          (c) The Borrower hereby acknowledges and agrees that in connection with any assignment by any Lender of less than all of the Loans and the Commitment, the Lenders may employ at the expense of the Lenders an administrative agent to act on behalf of the Lenders under this Agreement and the other Loan Documents, and the Borrower agrees to customary and reasonable modifications to this Agreement and the other Loan Documents to reflect the duties and responsibilities of such agent, acting on behalf of the Lenders, and multiple Lenders. For the avoidance of doubt, it is understood and agreed that in no event shall the amount of the Commitment, the rate of interest on the Loans, the Maturity Date, the definition of Required Lenders, the representations or warranties of the Borrower, the negative covenants or the prepayment provisions of the Agreement be modified in connection with the employment of such administrative agent.

          (d) In connection with any assignment by any Lender (other than assignments requiring the Borrower's approval), the assigning Lender shall provide notice of such assignment to the Borrower, and the Borrower hereby acknowledges and agrees to maintain a register of all assignments by the Lenders.

          (e) PARTICIPATIONS. Any Lender may, without the consent of the Borrower, sell participations to one or more banks or other entities (a "PARTICIPANT") in all or a portion of such Lender's rights and obligations under this Agreement and the other Loan Documents (including all or a portion of the Loans and the Commitment); provided that (i) such Lender's obligations under this Agreement and the other Loan Documents shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. Any agreement or instrument pursuant to which any Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement or any other Loan Document. In no event shall the selling Lender agree with the Participant to take or refrain from taking any action under this Agreement or under any other Loan Document except that such Lender may agree with the Participant that it will not, without the consent of the Participant, agree to (1) increase or extend the term, or extend the time or waive any requirement for the reduction, termination or prepayment, of the Loans, (2) extend the date fixed for the payment of principal of or interest on the Loans, (3) reduce the amount of any such payment of principal or any premium payable hereunder, (4) reduce the rate at which interest is payable on any amount under this Agreement, or reduce any fee or other amount payable to the Participant to a level below the rate at which the Participant is entitled to receive such interest or fee, (5) alter the rights or obligations of the Borrower to prepay the Loans, or (6) release any portion of the Collateral or terminate any Lien under the Security Documents prior to the payment in full of the Loan and all amounts required to be paid by the Borrower to Collateral Agent or any Lender under the Loan Documents except as contemplated in the Security Documents.

          (f) LIMITATIONS ON RIGHTS OF PARTICIPANTS. A Participant shall not be entitled to receive any greater payment under Section 2.08 than the selling Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent.

     SECTION 10.05. THE BUY OUT.

          (a) One or more Lenders may (but shall not be obligated to) cause the assignment to such Lender(s) or their designee (each, a "BUYING LENDER"), by any other Lender (each, a "SELLING LENDER"), of all right, title and interest in, to, arising under, or in respect of all Obligations of the Borrower and the Guarantors hereunder and under the other Loan Documents owed to the Selling Lenders under the Loan Documents upon written notice from the Buying Lenders to the Selling Lenders given at any time after the date on which the Selling Lenders (i) reject any waiver, amendment or modification of, or deny any departure by the Borrower from, any provision of this Agreement or any Loan Document or (ii) accelerate pursuant to Section 7.02(b) or any automatic acceleration pursuant to Section 7.02(a).

          (b) Such assignment shall be effected not later than ten (10) Business Days following the giving of such notice upon the execution by the Buying Lenders and the Selling Lenders of an instrument in writing pursuant to which the Buying Lenders agree to assume all Obligations owed to the Selling Lenders under the Loan Documents in exchange for the payment at par, in immediately available funds, of the amount of the Obligations owed to each such Selling Lenders as of the date on which such assignment is made, at which time the Selling Lenders shall be released from all obligations and duties under the Loan Documents. The assignments by the Selling Lenders pursuant to this Section 10.05 shall be without recourse or warranty of any kind.

     SECTION 10.06. SURVIVAL. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of each Loan, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Lenders may have had notice or knowledge of any Default or Event of Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid and so long as the Commitment has not expired or terminated. The provisions of Sections 2.08, 2.09 and 10.03 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Commitment or the termination of this Agreement or any provision hereof.

     SECTION 10.07. COUNTERPARTS; INTEGRATION; EFFECTIVENESS. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract between the parties relating to the subject matter hereof and thereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof and thereof. Except as provided in Article IV, this Agreement shall become effective when it shall have been executed by Collateral Agent and the Lenders and when Collateral Agent and the Lenders shall have received a counterpart hereof bearing the signature of the Borrower, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

     SECTION 10.08. SEVERABILITY. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

     SECTION 10.09. GOVERNING LAW; JURISDICTION; ETC.

          (a) GOVERNING LAW. THIS AGREEMENT SHALL BE SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

          (b) SUBMISSION TO JURISDICTION. The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the non-exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that Collateral Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against the Borrower or its properties in the courts of any jurisdiction.

          (c) WAIVER OF VENUE. The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

          (d) SERVICE OF PROCESS. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section
10.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

     SECTION 10.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

     SECTION 10.11. HEADINGS. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

     SECTION 10.12. CONFIDENTIALITY. Each of the Borrower and the Lenders agree to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to the Borrower's and any Lender's Affiliates and to such Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors who need to know (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and will agree to keep such Information confidential), (b) to the extent requested by any regulatory authority or to the extent required by applicable laws or regulations or by any subpoena or similar legal process (provided, that prompt notice of such requested or required disclosure shall be provided to any other party to this Agreement so as to enable such party to obtain a protective order, confidential treatment or other appropriate remedy), (c) to any other party to this Agreement, (d) in connection with the exercise of any remedies hereunder or under any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (e) subject to an agreement containing provisions substantially the same as those of this Section 10.12, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (f) with the consent of the Borrower or the Lenders, as the case may be, or (g) to the extent such Information (i) becomes publicly available other than as a result of a breach of this paragraph or (ii) becomes available to the Borrower or to the Lenders on a non-confidential basis from a source other than the Borrower or the Lenders as the case may be, provided, that such source is not known to be bound by a confidentiality arrangement or otherwise prohibited from transmitting the Information by a contractual, legal or fiduciary obligation. For the purposes of this Agreement, "INFORMATION" means all information (1) received by a Lender from the Borrower relating to the Borrower or its business, other than any such information that is available to such Lender on a non-confidential basis prior to disclosure by the Borrower; and
(2) received by the Borrower from a Lender relating to such Lender or its business, other than such information that is available to the Borrower on a non-confidential basis prior to disclosure by such Lender, provided that, in the case of information received from either party after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

     SECTION 10.13. USA PATRIOT ACT. Each Lender hereby notifies the Borrower and each Subsidiary Guarantor that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "PATRIOT ACT"), it is required to obtain, verify and record information that identifies the Borrower and each Subsidiary Guarantor, which information includes the name and address of such Person and other information that will allow such Lender to identify such Person in accordance with the Patriot Act. The Borrower and each Subsidiary Guarantor agrees to provide all such information to the Lenders upon request at any time, whether with respect to the Borrower, any Person who is a Subsidiary Guarantor on the Effective Date or who becomes a Subsidiary Guarantor thereafter.

                [Remainder of this page intentionally left blank]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                                        U.S. BANK NATIONAL ASSOCIATION, as
                                        Collateral Agent

                                        By: ____________________________
                                        Name:
                                        Title:


                                        HARBINGER CAPITAL PARTNERS MASTER
                                        FUND I, LTD., as a Lender

                                        By: Harbinger Capital Partners Offshore
                                        Manager, L.L.C., as investment manager

                                        By: ____________________________
                                        Name:
                                        Title:


                                        HARBINGER CAPITAL PARTNERS SPECIAL
                                        SITUATIONS FUND, L.P., as a Lender

                                        By: Harbinger Capital Partners Special
                                        Situations GP, LLC, as general partner

                                        By: ____________________________
                                        Name:
                                        Title:


                                        ECHOSTAR CORPORATION, as a Lender

                                        By: ____________________________
                                        Name:
                                        Title:

                                        TERRESTAR NETWORKS INC., as Borrower

                                        By: ____________________________
                                        Name:
                                        Title:

                                  APPENDIX A-1

                                      COMMITMENTS
======================================================================================
                                                                                Pro
                                 Lender                      Commitment     Rata Share

Harbinger Capital Partners Master Fund I, LTD.             $33,333,333.33     33 1/3%
--------------------------------------------------------------------------------------
Harbinger Capital Partners Special Situations Fund, L.P.   $16,666,666.67     16 2/3%
--------------------------------------------------------------------------------------
EchoStar Corporation                                         $50,000,000        50%
--------------------------------------------------------------------------------------
Total                                                       $100,000,000       100%
======================================================================================

                                   SCHEDULE I

                               MATERIAL CONTRACTS

1. TerreStar Networks Inc. Amended and Restated Stockholders' Agreement, dated May 6, 2006, by and among TerreStar Networks Inc. and the stockholders listed therein

2. Second Amended and Restated Intellectual Property Assignment and License Agreement, dated November 21, 2006, by and between TerreStar Networks Inc. and ATC Technologies, LLC

3. Launch Services Agreement dated November 8, 2006 by and between TerreStar Networks Inc. and Arianespace

4. Indenture, dated as of February 14, 2007, among TerreStar Networks Inc., as issuer, the guarantors party thereto and U.S. Bank National Association, as trustee

5. U.S. Security Agreement, dated as of February 14, 2007, among TerreStar Networks Inc. and the future guarantors party thereto in favor of U.S. Bank National Association, as collateral agent.

6. Funding Agreement, dated February 14, 2007, among TerreStar Corporation (f/k/a Motient Corporation), Motient Ventures Holding Inc. and TerreStar Networks Inc.

7. Master Development & Licensing Agreement, dated August 10, 2007, between TerreStar Networks Inc. and Elektrobit, Inc.

8. Master Services Agreement, dated October 22, 2007, between TerreStar Networks Inc. and Bechtel Communications, Inc.

9. Network Equipment and Services Agreement, dated August 28, 2007, between Nokia Siemens Networks US LLC and TerreStar Networks Inc.

10. TerreStar Canada Shareholders' Agreement, dated April 5, 2007, between TerreStar Networks Inc., TMI Communications and Company, LP, TerreStar Networks (Canada) Inc., TerreStar Networks Holdings (Canada) Inc. and BCE Inc.

11. Rights and Services Agreement, dated April 5, 2007, between TerreStar Networks Inc. and TerreStar Canada

12. TMI Guarantee and Share Pledge Agreement, dated April 5, 2007, between TerreStar Networks Inc. and TMI Communications

13. TerreStar Canada Guarantee, dated April 5,2007, between TerreStar Canada and TerreStar Networks Inc.

14. Contract for the Design, Development and Supply of Satellite Base Station Subsystem, dated March 30, 2007, between TerreStar Networks Inc. and Hughes Network Systems, LLC

15. Amended and Restated Contract for TerreStar-2, dated December 12, 2007, between TerreStar Networks Inc. and Space Systems/Loral, Inc.

16. Amended and Restated Contract for TerreStar-1, dated December 12, 2007, between TerreStar Networks Inc. and Space Systems/Loral, Inc.

17. Contract for the TerreStar Space Based Network dated January 19, 2007, between TerreStar Networks Inc. and Space Systems/Loral, Inc.

                                   SCHEDULE II

                      MILESTONE PAYMENTS AND PAYMENT DATES

                                     PART A

                                 [See Attached]

                                   SCHEDULE II

                      MILESTONE PAYMENTS AND PAYMENT DATES

                                     PART B

                                 [See Attached]

                                SCHEDULE 2.09(a)

                             LENDER PAYMENT ACCOUNTS

--------------------------------------------------------------------------------
Lender:            Harbinger Capital Partners Master Fund I, Ltd.

Wire Info:

Bank:              Citibank, N.A. New York
ABA No:            021000089
F/A/O:             Bear Stearns Securities Corporation
Account No.:       09253186
F/F/C:             Harbinger Capital Partners Master Fund I, Ltd.
Account No:        102-28784-23

--------------------------------------------------------------------------------

Lender:            Harbinger Capital Partners Special Situations Fund, LP

Wire Info:

Bank:              Chase Manhattan Bank, NY
ABA:               021-000-021
F/A/O:             Goldman Sachs & Co., NY
Account:           930-1-011483
F/F/C:             Harbinger Capital Partners Special Situations Fund, L.P.
Account:           00230270-1

--------------------------------------------------------------------------------

Lender:            EchoStar Corporation

Wire Info:

Bank:              Bank of America
ABA:               026009593
Beneficiary:       EchoStar Holding ACH/Wires
Account:           12330-65595

--------------------------------------------------------------------------------

                                SCHEDULE 3.05(c)

                       MATERIAL ADVERSE EFFECT EXCEPTIONS

Space Systems/Loral, Inc. has informed TerreStar of a delay in construction of TerreStar-1 and given Terrestar a new expected delivery date for the end of November, 2008. There can be no assurance that Space Systems/Loral, Inc. will meet this date or not have additional delays. The Lenders have been given the opportunity to speak with Space Systems/Loral, Inc. about this delay.

Allegations of a "Change in Control" or "Change of Control" under the Series A or Series B preferred or the 15% Notes Indenture.

Litigation regarding shareholder approval of the transactions contemplated by the Investment Agreement.

                                    EXHIBIT A

                           FORM OF NOTICE OF BORROWING

[INSERT DATE]

Harbinger Capital Partners Master Fund I, Ltd.
Harbinger Capital Partners Special Situations Fund, LP
c/o Harbinger Capital Partners Funds
555 Madison Avenue, 16th Floor
New York, NY  10022
Attention: __________

EchoStar Corporation
90 Inverness Circle E.
Englewood, Colorado 80112
Attention: __________

     This Notice of Borrowing is delivered pursuant to Section 4.02(e) of the Purchase Money Credit Agreement dated as of February 5, 2008 (as amended, modified or supplemented and in effect from time to time, the "CREDIT AGREEMENT") among TERRESTAR NETWORKS INC. (the "BORROWER"), U.S. BANK NATIONAL ASSOCIATION, as collateral agent for the lenders referred to below, HARBINGER CAPITAL PARTNERS MASTER FUND I, LTD., HARBINGER CAPITAL PARTNERS SPECIAL SITUATIONS FUND, L.P., ECHOSTAR CORPORATION and the other lenders party thereto from time to time. Unless otherwise defined herein, capitalized terms used in this Notice of Borrowing have the meanings given to them (whether by reference to another document or otherwise) in the Credit Agreement.

     This Notice of Borrowing is irrevocable and constitutes a request for a Loan as follows:

     1. Purpose of Loan is to make a Milestone Payment.

     2. Aggregate amount of the Loan:                         $____________
        - Amount being paid to Satellite Manufacturer:        $____________

     3. Date of Loan: ___________.

     4. Deposit Account: The account of the [Borrower / Satellite Manufacturer] at Bank: [________], Routing Number: [________], Account Number: [________].

     As contemplated by the Credit Agreement, the Borrower certifies that all applicable conditions of Sections 4.01 and 4.02 of the Credit Agreement have been met and that, as at the date of this Notice of Borrowing and the date of the Loan (including after giving effect to the making of the Loan and the intended use thereof):

          (a) the representations and warranties of the Borrower set out in
Article III of the Credit Agreement shall be true and correct on and as of the date of the making of the Loan;

          (b) no Default or Event of Default shall have occurred and be continuing. The Borrower further confirms and certifies to the Lender that the proceeds of the requested Loan will be used solely for the purposes specified and permitted by the Credit Agreement; and

          (c) when the amount of the requested Loan is added to the aggregate principal amount of all Loans theretofore made to the Borrower, the aggregate principal amount of the Loans shall not exceed the Commitment then in effect.

                                        Very truly yours,

                                        TERRESTAR NETWORKS INC.

                                        By: ____________________________________
                                            Name:
                                            Title:

                                    EXHIBIT B

  OPINIONS OF NEW YORK AND DELAWARE COUNSEL TO THE BORROWER AND THE GUARANTORS

                                    EXHIBIT C

                           FORM OF SECURITY AGREEMENT

                                    EXHIBIT D

                                  FORM OF NOTE

                                    EXHIBIT E

                          FORM OF JOINDER TO GUARANTEE

SK 03773 0003 853053